MERGER AGREEMENT

                                      among

                          LIGHTPATH TECHNOLOGIES, INC.,

                                  GELTECH, INC.

                                       and

                           LPI TWO MERGER CORPORATION


                              Dated August 9, 2000
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                                 TABLE CONTENTS

                                                                            Page

ARTICLE 1....................................................................  5
  1.1   The Merger...........................................................  5
  1.2   Effect of the Merger.................................................  5
  1.3   Consummation of the Merger...........................................  6
  1.4   Articles of Incorporation and Bylaws; Directors and Officers.........  6
  1.5   Conversion of Securities.............................................  6
  1.6   Closing of Company Transfer Books....................................  9
  1.7   Exchange of Certificates.............................................  9
  1.8   Dissenting Shares.................................................... 10
  1.9   Tax Consequences..................................................... 11
  1.10  Taking of Necessary Action; Further Action........................... 11
  1.11  Stock Options........................................................ 11
  1.12  Indemnification; Payment of Note..................................... 12

ARTICLE 2.................................................................... 13
  2.1   Organization and Qualification....................................... 13
  2.2   Authority Relative to This Agreement................................. 13
  2.3   Capital Structure.................................................... 14
  2.4   SEC Filings; Financial Statements.................................... 14
  2.5   Valid Issuance....................................................... 15
  2.6   Accuracy of Information.............................................. 15
  2.7   Title to Properties.................................................. 15
  2.8   Accounts Receivable.................................................. 16
  2.9   Employment Matters................................................... 16
  2.10  Affiliate Transactions............................................... 16
  2.11  Compliance with Laws; Permits; Certain Operations.................... 16
  2.12  Non-Contravention; Consents.......................................... 17
  2.13  Brokerage............................................................ 17
  2.14  No Material Adverse Changes.......................................... 17
  2.15  Legal Proceedings.................................................... 18

ARTICLE 3.................................................................... 18
  3.1   Organization and Qualification....................................... 18
  3.2   Authority Relative to this Agreement................................. 18
  3.3   Capitalization....................................................... 19
  3.4   Financial Statements................................................. 21
  3.5   No Subsidiaries...................................................... 21
  3.6   Absence of Undisclosed Liabilities................................... 21
  3.7   No Material Adverse Changes.......................................... 22
  3.8   Absence of Certain Developments...................................... 22
  3.9   Title to Properties.................................................. 24
  3.10  Accounts Receivable.................................................. 25
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  3.11  Inventories.......................................................... 25
  3.12  Tax Matters.......................................................... 25
  3.13  Contracts and Commitments............................................ 28
  3.14  Proprietary Rights................................................... 30
  3.15  Litigation........................................................... 31
  3.16  Brokerage............................................................ 31
  3.17  Employment Matters................................................... 31
  3.18  Employee Benefit Plans............................................... 32
  3.19  Insurance............................................................ 33
  3.20  Affiliate Transactions............................................... 34
  3.21  Suppliers............................................................ 34
  3.22  Officers and Directors; Bank Accounts................................ 34
  3.23  Compliance with Laws; Permits; Certain Operations.................... 34
  3.24  Disclosure........................................................... 35
  3.25  Non-Contravention; Consents.......................................... 35
  3.26  Stockholder Vote Required............................................ 36

ARTICLE 4.................................................................... 36
  4.1   Conduct of Business Pending the Merger............................... 36
  4.2   Notification; Updates to Disclosure Schedule......................... 39

ARTICLE 5.................................................................... 40
  5.1   Shareholders Meeting................................................. 40
  5.2   Expenses............................................................. 40
  5.3   Additional Agreements................................................ 40
  5.4   No Negotiations, etc................................................. 40
  5.5   Notification of Certain Matters...................................... 40
  5.6   Access to Information; Confidentiality............................... 41
  5.7   Shareholder Claims................................................... 41
  5.8   Consents............................................................. 41
  5.9   State Securities Law Compliance...................................... 41
  5.10  Notification; Updates to Parent Disclosure Letter.................... 42
  5.11  Commercially Reasonable Efforts...................................... 42
  5.12  Tax Matters.......................................................... 42
  5.13  Indemnification...................................................... 43
  5.14  Nasdaq National Market Listing....................................... 44
  5.15  Employees............................................................ 44
  5.16  Future Employment Incentives......................................... 44
  5.17  Funding Commitment................................................... 45

ARTICLE 6.................................................................... 45
  6.1   Conditions to Obligations of Each Party To Effect the Merger......... 45
  6.2   Additional Conditions to Obligation of the Company................... 47
  6.3   Additional Conditions to Obligations of Parent and the Merger Sub.... 49

ARTICLE 7.................................................................... 52
  7.1   Termination.......................................................... 52

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  7.2   Termination Procedures............................................... 53
  7.3   Effect of Termination................................................ 53

ARTICLE 8.................................................................... 54
  8.1   Amendment............................................................ 54
  8.2   Waiver............................................................... 54
  8.3   Public Statements.................................................... 54
  8.4   Notices.............................................................. 54
  8.5   Interpretation....................................................... 55
  8.6   Severability......................................................... 55
  8.7   Miscellaneous........................................................ 55
  8.8   Non-survival of Representations and Warranties....................... 56
  8.9   Entire Agreement; No Third Party Beneficiaries; Rights of Ownership.. 56
  8.10  Fax Signatures....................................................... 56

SCHEDULES

  Schedule 1.4           Officers and Directors of Surviving Corporation

  Schedule 1.5(a)        Shareholder Ownership

COMPANY DISCLOSURE SCHEDULES

  Schedule 3.2           Authority Relative to this Agreement

  Schedule 3.3(b)        Company Options and Warrants

  Schedule 3.3(c)        Rights to Acquire Company Stock

  Schedule 3.3(e)        Repurchase of Stock

  Schedule 3.3(f)        Registration of Securities

  Schedule 3.5           Subsidiaries

  Schedule 3.6           Undisclosed Liabilities

  Schedule 3.7           Adverse Changes

  Schedule 3.8           Certain Developments

  Schedule 3.9(a)        Liens

  Schedule 3.9(b)        Real Estate

  Schedule 3.9(c)        Leases

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  Schedule 3.11          Inventory

  Schedule 3.12          Tax Matters

  Schedule 3.12(d)       Tax Returns

  Schedule 3.12(e)       Tax Elections

  Schedule 3.13(a)       Contracts

  Schedule 3.13(b)       Breach of Contract

  Schedule 3.14          Proprietary Rights

  Schedule 3.15          Litigation

  Schedule 3.16          Brokerage

  Schedule 3.18(a)       Pension Plans

  Schedule 3.18(b)       Welfare Plans

  Schedule 3.18(c)       Compensation Programs

  Schedule 3.18(j)       Extended Benefits

  Schedule 3.19          Insurance

  Schedule 3.20          Affiliate Transactions

  Schedule 3.21          Suppliers

  Schedule 3.22          Officers and Directors; Bank Accounts

  Schedule 3.23          Compliance with Laws; Permits; Certain Operations

  Schedule 3.25          Non-Contravention; Consents

  Schedule 5.16          Future Employment Incentives

  Schedule 5.17          Funding Commitment

EXHIBITS

  Exhibit A              Form of Employment Agreement

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                                MERGER AGREEMENT

     This MERGER AGREEMENT is dated August 9, 2000 (this "Agreement"), by and among LightPath Technologies, Inc., a Delaware corporation ("Parent"), LPI Two Merger Corporation, a Delaware corporation wholly owned directly by Parent (the "Merger Sub"), and Geltech, Inc., a Delaware corporation (the "Company").

                                    RECITALS

     I. Parent and the Company are parties to a letter of intent dated June 15, 2000 (the "Letter of Intent"), which contemplates the merger described in
Article 1 (the "Merger").

     II. The respective boards of directors of the Merger Sub and the Company have determined that it is advisable to consummate the Merger, as a result of which all of the outstanding common stock, $.01 par value per share, of the Company ("Company Common Stock") will be converted into shares of the Class A Common Stock, $.01 par value per share, of Parent ("Parent Class A Common Stock") and the Company will be wholly owned directly by Parent; all on the terms and subject to the conditions set forth in this Agreement.

     NOW, THEREFORE, the parties agree as follows: ARTICLE 1

                                   THE MERGER

     The respective boards of directors of Parent, the Merger Sub and the Company have, by resolutions duly adopted, approved the following provisions of this Article 1 as the plan of merger required by the laws of the State of Delaware in connection with the Merger:

     1.1 THE MERGER. At the Effective Time (as defined in Section 1.3), in accordance with this Agreement and applicable law, the Merger Sub shall be merged with and into the Company, the separate existence of the Merger Sub (except as may be continued by operation of law) shall cease, and the Company shall continue as the surviving corporation under the name "Geltech, Inc." as provided in the Amended Articles of Incorporation of the Company pursuant to
Section 1.4 of this Agreement. The Company, in its capacity as the corporation surviving the Merger, sometimes is referred to herein as the "Surviving Corporation."

     1.2 EFFECT OF THE MERGER. The Surviving Corporation shall possess all the rights, privileges, immunities and franchises, of a public as well as of a private nature, of each of the Merger Sub and the Company (collectively, the "Constituent Corporations"); and all property, real, personal, and mixed, and all debts due on whatever account, including subscriptions to shares, and all other choses in action, and all and every other interest of or belonging to or due to each of the Constituent Corporations, shall be taken and deemed to be transferred to and vested in the Surviving Corporation without further act or

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deed;  and the Surviving  Corporation  shall be  responsible  and liable for all liabilities and obligations of each of the Constituent Corporations.

     1.3 CONSUMMATION OF THE MERGER. The consummation of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Squire, Sanders & Dempsey L.L.P., 40 North Central Avenue, Suite 2700, Phoenix, Arizona 85004 at 10:00 a.m. on a date to be mutually agreed upon by Parent and the Company, which date shall be no later than the third business day following the satisfaction or waiver of the conditions set forth in Article 6 of this Agreement (the "Scheduled Closing Time") and no later than the Final Date (as defined in Section 7.1). The date on which the Closing actually takes place is referred to in this Agreement as the "Closing Date." On the Closing Date, the parties hereto will cause articles of merger relating to the Merger to be delivered to the Secretary of State of the State of Delaware in such form as required by, and executed in accordance with, the relevant provisions of applicable law. The Merger shall be effective at such time as such articles of merger are duly filed with and accepted by the Secretary of State of the State of Delaware in accordance with applicable law (the "Effective Time").

     1.4 ARTICLES OF INCORPORATION AND BYLAWS; DIRECTORS AND OFFICERS. The Articles of Incorporation and Bylaws of the Company, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation and Bylaws of the Surviving Corporation immediately after the Effective Time and shall thereafter continue to be its Articles of Incorporation and Bylaws until amended as provided therein and under the applicable law. The directors and officers of the Surviving Corporation immediately following the Effective Time shall be the persons identified on SCHEDULE 1.4 attached hereto.

     1.5 CONVERSION OF SECURITIES; CASH CONSIDERATION. Subject to Sections 1.7(b) and 1.8, at the Effective Time, the following events shall occur by virtue of the Merger and without any action on the part of the Merger Sub, the Company or the holder of any of the following securities:

          (a) Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares to be canceled pursuant to Section 1.5(b)) shall, without any action on the part of the holders thereof, automatically be canceled and extinguished and the total number of outstanding shares of Company Common Stock shall be converted into and become a right to receive an aggregate number of shares of Parent Class A Common Stock determined as set forth in the following sentence (the "Share Consideration"), payable to the shareholders of the Company (the "Shareholders") on a PRO RATA basis in the manner reflected on SCHEDULE 1.5(A) attached hereto. The actual aggregate number of shares of Parent Class A Common Stock constituting the Share Consideration issued by Parent, subject to subsequent adjustment as contemplated by Section 1.5(f) below, will be a number of shares equal to the quotient of $27,500,000 DIVIDED BY the average of the last reported sale price of the Parent Class A Common Stock for the five (5) consecutive trading days ending on the trading day prior to the date of this Agreement (the "Execution Price"), which the parties hereby acknowledge and agree is $33.425 per share. For purposes of this Agreement, "last reported sale price" shall be the last reported sale price as reported by the Nasdaq National Market or such other primary

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     securities  market or exchange on which the Parent  Class A Common Stock is listed or traded on the date of determination.

          (b) Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time and held in the treasury of the Company shall automatically be canceled and extinguished and no payment shall be made with respect thereto.

          (c) Each share of Merger Sub Common Stock, par value $.001 per share, issued and outstanding immediately prior to the Effective Time shall automatically be converted into and become one validly issued, fully paid and nonassessable share of common stock, par value $.001 per share, of the Surviving Corporation.

          (d) If any shares of Company Common Stock outstanding immediately prior to the Effective Time are unvested or are subject to a repurchase option, risk of forfeiture or other condition under any applicable restricted stock purchase agreement or other agreement with the Company, then the shares of Parent Class A Common Stock issued in exchange for such shares of Company Common Stock will also be unvested and subject to the same repurchase option, risk of forfeiture or other condition, and the certificates representing such shares of Parent Class A Common Stock may accordingly be marked with appropriate legends.

          (e) Parent will use its best efforts to cause the Share Consideration issued pursuant to this Agreement to be registered under the Securities Act of 1933, as amended (the "Securities Act"), on Form S-3 or if the Company is ineligible therefore, Form S-2 or S-1, or any successor form of any such registration to such form, promulgated by the Securities and Exchange Commission (the "SEC") and to be registered or qualified (or to have established that an exemption from such registration or qualification is available) under the "blue sky" laws of all states which the holders of such shares reasonably request, as soon as practicable after the Effective Time, subject to receipt by the Parent of any required audited financial statements of the Company or other information pertaining to the Company and its business, and Parent shall use its best efforts to maintain the effectiveness of such registration statement or registration statements for so long as the Share Consideration remains outstanding.

          (f) The Share Consideration given to the Shareholders shall be adjusted, as set forth below, on the Closing Date:

               (i) Should the average of the last reported sale price of the Parent Class A Common Stock for the five (5) consecutive trading days ending on the trading day prior to the Closing Date (the "Recalculation Price") have decreased by any amount less than or equal to ten percent (10%) as compared to the Execution Price, the actual aggregate number of shares of Parent Class A Common Stock constituting the Share Consideration will be increased to the number of shares, rounded to the nearest whole share, equal to the quotient of

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          $27,500,000  divided by the Recalculation  Price;  provided,  however, that if, on the Closing Date, the Recalculation Price has dropped by an amount greater than ten percent (10%) as compared to the Execution Price, then the actual aggregate number of shares of Parent Class A Common Stock constituting the Share Consideration will be increased only by 91,416 shares of Parent Class A Common Stock (the "Downside Collar"); and provided, further, that should the Recalculation Price have decreased by an amount greater than or equal to thirty percent (30%) as compared to the Execution Price, Parent shall have the right to terminate this Agreement and the transactions contemplated hereby, as set forth in Section 7.1(j) hereof. For example, if the Execution Price is $40 per share, the total number of shares issued to the Shareholders as of the Execution Date would be 687,500 ($27,500,000 / $40). If on the Closing Date the Recalculation Price is $36 (which would be 10% less than the $40 Execution Price), then Parent would issue the Shareholders an additional 76,389 shares so that the total
          number  of  shares  issued  to  the  Shareholders   would  be  763,889
          ($27,500,000 / $36). If on the Closing Date the Recalculation Price is $20 (which would be greater than 30% less than the Execution Price), then Parent, assuming Parent does not elect to terminate the Agreement and the transactions contemplated hereby pursuant to Section 7.1(j), as a result of the Downside Collar, would only issue the Shareholders an additional 76,389 shares so that the total number of shares issued to the Shareholders would be 763,889 ($27,500,000 / $36).

               (ii) Should the Recalculation Price remain unchanged or have increased by any amount less than or equal to sixty percent (60%) as compared to the Execution Price, then the actual aggregate number of shares of Parent Class A Common Stock constituting the Share Consideration will remain unchanged, with such number determined as set forth in Section 1.5(a) above.

               (iii) Should the Recalculation Price have increased by more than sixty percent (60%) as compared to the Execution Price, then the actual aggregate number of shares of Parent Class A Common Stock constituting the Share Consideration will be decreased to the number of shares, rounded to the nearest whole share, that, based on the Recalculation Price, create value in excess of 60% more than the Execution Price (the "Upside Collar"); provided however, that in no event shall the number of shares constituting the Share Consideration be decreased by more than 50% of the number of shares constituting the Share Consideration as of the Closing Date pursuant to Section 1.5(a), prior to giving effect to any adjustment under this Section 1.5(f). For example, if the Execution Price is $40 per share, the total number of shares issued to the Shareholders on the Closing Date would be 687,500 ($27,500,000 / $40). If on the Closing Date the Recalculation Price is $64, then the total number of shares issued to the Shareholders would remain at 687,500 because $64 would be a 60% increase of the $40 Execution Price. At a $64 Recalculation Price, the

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          maximum   aggregate  value  of  the  Share   Consideration   would  be
          $44,000,000 (687,500 x $64) (the "Maximum Upside Value"). If on the Closing Date the Recalculation Price is $70, then, as a result of the Upside Collar, the total number of shares issued to the Shareholders would be reduced by the number of shares that is equal to the amount by which the aggregate value of the Share Consideration exceeds the Maximum Upside Value. In this case such aggregate value would be $48,125,000 (687,500 x $70) which would result in $4,125,000 of excess value above the Maximum Upside Value ($48,125,000 - $44,000,000). Therefore, the total number of shares of Parent Class A Common Stock
          issued  to  the  Shareholders   would  be  reduced  by  58,929  shares
          ($4,125,000 / $70), thereby reducing the Share Consideration to 628,571 shares (687,500 - 58,929) which would not exceed the Maximum Upside Value. If on the Closing Date the Recalculation Price is $140, then, as a result of the Upside Collar and the limitations set forth above, the total number of shares of Parent Class A Common Stock issued to the Shareholders would be reduced by the lesser of (i) the number of shares that is equal to the amount by which the aggregate value of the Share Consideration exceeds the Maximum Upside Value, or
          (ii) fifty percent (50%) of the number of shares constituting the Share Consideration as of the Closing Date. In this example, the amount determined pursuant to clause (i) of the previous sentence would be 373,214 shares (((687,500 x 140) - 44,000,000) / 140), and the amount determined pursuant to clause (ii) of the previous sentence would be 343,750 shares (687,500 x 50%). Therefore, the total number of shares of Parent Class A Common Stock issued to the Shareholders would be reduced by 343,750 shares, thereby reducing the Share Consideration to 343,750 shares (687,500 - 343,750).

     1.6 CLOSING OF COMPANY TRANSFER BOOKS. At the Effective Time, the Shareholders shall cease to have any further rights as shareholders of the Company, and the stock transfer books of the Company shall be closed and no transfer of shares of Company Common Stock issued and outstanding immediately prior to the Effective Time shall thereafter be made.

     1.7 EXCHANGE OF CERTIFICATES.

          (a) At the Closing, the Shareholders and the Company shall deliver to the Parent stock certificates evidencing all the Company Common Stock, each in form suitable for transfer, endorsed in blank or with executed blank stock transfer powers, along with stock book, stock transfer ledger, minute book and any corporate seal of the Company. Upon the surrender and exchange of a certificate theretofore representing shares of Company Common Stock, each Shareholder shall be issued a certificate representing the number of shares of Parent Class A Common Stock to which such person is entitled pursuant to Section 1.5(a), and the certificate theretofore representing shares of Company Common Stock shall forthwith be canceled. Until so surrendered and exchanged, each certificate theretofore representing shares of Company Common Stock shall represent solely the right to receive the Parent Class A Common Stock into which the shares it theretofore

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     represented shall have been converted  pursuant to Section 1.5(a),  and the
     Surviving Corporation shall not be required to pay the Shareholder thereof the Parent Class A Common Stock to which such Shareholder otherwise would be entitled; provided that procedures allowing for payment against lost or
     destroyed   certificates  against  receipt  of  customary  and  appropriate certifications and indemnities shall be provided. All certificates of Parent Class A Common Stock issued pursuant hereto, issued prior to their registration pursuant to Section 1.5(e) above, shall bear the following legend:

          "The securities evidenced by this certificate have not been registered under the Securities Act of 1933, as amended, and have been taken for investment purposes only and not with a view to the distribution thereof, and, except as stated in an agreement between the holder of this certificate, or its predecessor in interest, and the issuer corporation, such securities may not be sold or transferred unless there is an effective registration statement under said Act covering such securities or such sale or transfer is exempt from the registration and prospectus delivery requirements of said Act."

          (b) No fractional shares of Parent Class A Common Stock shall be issued in connection with the Merger, including but not limited to, any shares issued as a result of an adjustment as provided in Section 1.5(f), and no certificates for any such fractional shares shall be issued. In lieu of such fractional shares, any fractional share interest in Parent Class A Common Stock which a holder of Company Common Stock would otherwise be entitled to receive in the Merger (after aggregating all fractional shares of Parent Class A Common Stock that would otherwise be issuable to such holder) shall be rounded up to the nearest whole share if such fraction is
     0.5 or greater and shall be rounded down to the nearest whole share if such fraction is less than 0.5.

     1.8 DISSENTING SHARES.

          (a) Notwithstanding anything to the contrary contained in this Agreement, any shares of Company Common Stock that, as of the Effective Time, are or may become entitled to exercise statutory appraisal rights under Section 262 of the Delaware General Corporation Law (the "Delaware Law") (such shares being referred to herein as "dissenting shares") shall not be converted into or represent the right to receive Parent Class A Common Stock in accordance with Section 1.5, and the holder or holders of such shares shall be entitled only to such rights as may be granted to such holder or holders under applicable Delaware Law; PROVIDED, HOWEVER, that if the status of any such shares as "dissenting shares" shall not be perfected, or if any such shares shall lose their status as "dissenting shares," then, as of the later of the Effective Time or the time of the failure to perfect such status or the loss of such status, such shares shall automatically be converted into and shall represent only the right to receive (upon the surrender of the certificate or certificates representing such shares) Parent Class A Common Stock in accordance with Section 1.5.

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          (b) The  Company  shall give  Parent (i) prompt  notice of any written demand received by the Company prior to the Effective Time to require the Company to purchase shares of capital stock of the Company pursuant to Delaware Law and of any other demand, notice or instrument delivered to the Company prior to the Effective Time pursuant to the Delaware Law, and (ii) the opportunity to participate in all negotiations and proceedings with respect to any such demand, notice or instrument. The Company shall not make any payment or settlement offer prior to the Effective Time with respect to any such demand unless Parent shall have consented in writing to such payment or settlement offer.

     1.9 TAX CONSEQUENCES. For federal income tax purposes, the Merger is intended to constitute a reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"), and the parties to this Agreement agree to report the Merger and all related transactions consistently therewith. The parties also agree to take such actions as may be reasonably required to cause the Merger to be treated as a qualifying reorganization and to take no action which would disqualify the Merger from reorganization status under Section 368 of the Code. The parties to this Agreement hereby adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations.

     1.10 TAKING OF NECESSARY ACTION; FURTHER ACTION. Parent and the Merger Sub, on the one hand, and the Company, on the other hand, shall use all reasonable efforts to take all such action (including, without limitation, action to cause the satisfaction of the conditions of the other to effect the Merger) as may be necessary or appropriate in order to effectuate the Merger as promptly as possible. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation and Parent with full possession of all the rights, privileges, immunities and franchises of the Constituent Corporations, the officers and directors of the Surviving Corporation and Parent are fully authorized in the name of the Constituent Corporations or otherwise to take, and shall take, all such action.

     1.11 STOCK OPTIONS.

          (a) At the Effective Time, each option, whether vested or unvested (a "Company Option"), that is then outstanding under any of the Company's Stock Option Plans (collectively, the "Stock Plan") shall automatically and without further action by the holder of a Company Option become fully vested and shall be assumed by Parent in accordance with the terms (as in effect on the date hereof) of the Stock Plan and the stock option agreement, if any, by which such Company Option is evidenced. All rights with respect to Company Common Stock under outstanding Company Options shall thereupon be converted, subject to the provisions hereof, into rights with respect to Parent Class A Common Stock. From and after the Effective Time, (i) each Company Option assumed by Parent (collectively, the "Assumed Options") may be exercised solely for shares of Parent Class A Common Stock, (ii) the number of shares of Parent Class A Common Stock subject to each such Assumed Option shall be equal to the number of shares of Parent Class A Common Stock which the holder of such Assumed Option would have received pursuant to Section 1.5, without giving effect to any adjustment to the Share Consideration pursuant to Section 1.5(f), in exchange for the

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
     shares of Company Common Stock subject to such Assumed Option if such Assumed Option had been exercised immediately prior to the Effective Time,
     (iii) the per share exercise price for the Parent Class A Common Stock issuable upon exercise of each such Assumed Option shall be determined by dividing the exercise price per share of Company Common Stock subject to such Assumed Option, as in effect immediately prior to the Effective Time, by a fraction the numerator of which is the number of shares of Parent Class A Common Stock subject to such Assumed Option immediately after the Effective Time, and the denominator of which is the number of shares of Company Common Stock subject to such Assumed Option immediately prior to the Effective Time, and rounding the resulting exercise price up to the nearest whole cent, and (iv) all restrictions on the exercise of each such Assumed Option shall continue in full force and effect and the term, exercisability, status as an incentive or nonqualified option, and other provisions of such Company Option, except the vesting schedule, shall otherwise remain unchanged; provided, however, that each such Assumed Option shall, in accordance with its terms, be subject to further adjustment as appropriate to reflect any stock split, reverse stock split, stock dividend, recapitalization or other similar transaction effected by Parent after the Effective Time but without giving effect to any adjustment to the Share Consideration pursuant to Section 1.5(f). Notwithstanding the foregoing, the parties acknowledge that it may be necessary to amend the Parent's stock option plan to increase the number of shares available for grant thereunder in order to permit the issuance of stock options as contemplated by this Section 1.11, and the provisions hereof are subject to shareholder approval of any such amendment. The Company and Parent shall take all action that may be necessary (under the Stock Plan and otherwise) to effectuate the provisions of this Section 1.11.

          (b) As soon as practicable after the Effective Time, Parent will use its best efforts to register the shares of Parent Class A Common Stock underlying the Assumed Options after the Effective Time on Form S-8 promulgated by the SEC, and Parent shall use its best efforts to maintain the effectiveness of such registration statement or registration statements for so long as such Assumed Options remain outstanding. With respect to any Company employee or director who subsequent to the Merger will be subject to the reporting requirements under Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), with respect to the securities of Parent beneficially owned by such person, Parent shall administer the Assumed Options in a manner that complies with the disinterested administration requirements of Rule 16b-3 promulgated by the SEC under the Exchange Act.

     1.12 WARRANTS. At the Effective Time, each warrant to purchase shares of Company Common Stock that is then outstanding (the "Company Warrants") shall be assumed by Parent in accordance with the terms (as in effect on the date hereof) of the agreement or instrument by which such Company Warrant is evidenced. All rights with respect to Company Common Stock under outstanding Company Warrants shall thereupon be converted, subject to the provisions hereof, into rights with respect to Parent Class A Common Stock. From and after the Effective Time, (i) each Company Warrant assumed by Parent (collectively, the "Assumed Warrants") may be exercised solely for shares of Parent Class A Common Stock, (ii) the

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
number of shares of Parent Class A Common Stock subject to each such Assumed Warrant shall be equal to the number of shares of Parent Class A Common Stock which the holder of such Assumed Warrant would have received pursuant to Section 1.5, without giving effect to any adjustment to the Share Consideration pursuant to Section 1.5(f), in exchange for the shares of Company Common Stock subject to such Assumed Warrant if such Assumed Warrant had been exercised immediately prior to the Effective Time, (iii) the per share exercise price for the Parent Class A Common Stock issuable upon exercise of each such Assumed Warrant shall be determined by dividing the exercise price per share of Company Common Stock subject to such Assumed Warrant, as in effect immediately prior to the Effective Time, by a fraction the numerator of which is the number of shares of Parent Class A Common Stock subject to such Assumed Warrant immediately after the Effective Time, and the denominator of which is the number of shares of Company Common Stock subject to such Assumed Warrant immediately prior to the Effective Time, and rounding the resulting exercise price up to the nearest whole cent, and (iv) all restrictions on the exercise of each such Assumed Warrant shall continue in full force and effect and the term, exercisability, limitations, and other provisions of such Company Warrant shall otherwise remain unchanged; provided, however, that each such Assumed Warrant shall, in accordance with its terms, be subject to further adjustment as appropriate to reflect any stock split, reverse stock split, stock dividend, recapitalization or other similar transaction effected by Parent after the Effective Time but without giving effect to any adjustment to the Share Consideration pursuant to Section 1.5(f). The Company and Parent shall take all action that may be necessary (under the agreements and instruments evidencing the Assumed Warrants and otherwise) to effectuate the provisions of this Section 1.12.

                                    ARTICLE 2

           REPRESENTATIONS AND WARRANTIES OF PARENT AND THE MERGER SUB

     Parent and the Merger Sub hereby represent and warrant to the Company that, except as otherwise disclosed in Parent's Annual Report on Form 10-K for the fiscal year ended June 30, 1999 (the "Parent's Latest 10-K") or Parent's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2000 (the "Parent's Latest 10-Q"), each of the following:

     2.1 ORGANIZATION AND QUALIFICATION. Each of Parent and the Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has the requisite corporate power to carry on its business as now conducted.

     2.2 AUTHORITY RELATIVE TO THIS AGREEMENT. Each of Parent and the Merger Sub has the requisite corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement by Parent and the Merger Sub and the consummation by Parent and the Merger Sub of the transactions contemplated hereby have been duly authorized by Parent and by the Board of Directors and sole shareholder of the Merger Sub, and no other corporate proceedings on the part of Parent or the Merger Sub are necessary to authorize this Agreement and such transactions. This Agreement has been duly executed and delivered by Parent and the Merger Sub and constitutes a valid and binding obligation of each, enforceable in accordance with its terms. Neither Parent nor the Merger Sub is subject to, or obligated under, any provision of (a) their respective Certificates of Incorporation or Bylaws, (b) any agreement, arrangement or understanding, (c) any license, franchise or permit or (d) subject to compliance with the statutes referred to in the next

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
sentence, any law, regulation, order, judgment or decree, which would be breached, or violated, or in respect of which a right of termination or acceleration or any encumbrance on any of its or any of its subsidiaries' assets would be created, by its execution, delivery and performance of this Agreement and the consummation by it of the transactions contemplated hereby, other than any such breaches or violations which will not, individually or in the aggregate, have a material adverse effect on the business, operations or financial condition of Parent and its subsidiaries, taken as a whole. Other than authorizations, consents and approvals of or filings or registrations with the Delaware Law, the SEC and other applicable federal and state governmental authorities, no authorization, consent or approval of, or filing with, any public body, court or authority is necessary on the part of Parent or the Merger Sub for the consummation by Parent and the Merger Sub of the transactions contemplated by this Agreement, except for such authorizations, consents, approvals and filings as to which the failure to obtain or make would not, individually or in the aggregate, have a material adverse effect on the business, operations or financial condition of Parent and its subsidiaries, taken as a whole.

     2.3 CAPITAL  STRUCTURE.  The authorized capital stock of Parent consists of
(i) 40,000,000 shares of common stock, $.01 par value per share, of which (A) 34,500,000 shares have been designated as Class A Common Stock, 18,215,442 shares of which were issued and outstanding as of July 31, 2000 (the "Capitalization Date"), (B) 2,000,000 shares have been designated as Class E-1 Common Stock, 1,508,267 shares of which were issued and outstanding as of the Capitalization Date, (C) 2,000,000 shares have been designated as Class E-2 Common Stock, 1,508,267 shares of which were issued and outstanding as of the Capitalization Date, and (D) 1,500,000 shares have been designated as Class E-3 Common Stock, 1,005,503 shares of which were issued and outstanding as of the Capitalization Date and (ii) 5,000,000 shares of preferred stock, $.01 par value per share, of which (A) 250 shares have been designated as Series A Preferred Stock, of which no shares were outstanding as of the Capitalization Date, (B) 300 shares have been designated as Series B Preferred Stock, of which no shares were outstanding as of the Capitalization Date, (C) 500 shares have been designated as Series C Preferred Stock, of which no shares were outstanding as of the Capitalization Date, (D) 100,000 shares have been designated as Series D Preferred Stock, of which no shares were outstanding as of the Capitalization Date, and (E) 500 shares have been designated as Series F Preferred Stock, of which 127 shares were issued and outstanding as of the Capitalization Date. All outstanding shares of capital stock of Parent are validly issued, fully paid and nonassessable and not subject to preemptive rights contained in Parent's charter documents or in any contract or agreement to which Parent is a party. All outstanding shares of the capital stock of each of Parent's subsidiaries are validly issued, fully paid and nonassessable and are owned by Parent or one of its subsidiaries free and clear of any liens, security interests, pledges, agreements, claims, charges or encumbrances.

     2.4 SEC FILINGS; FINANCIAL STATEMENTS.

          (a) Parent has delivered to the Company accurate and complete copies (excluding copies of exhibits) of each report, registration statement (on a form other than Form S-8) and definitive proxy statement filed by Parent with the SEC between July 1, 1999 and the date of this Agreement (the "Parent SEC Documents"). As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing): (i) each of the Parent SEC Documents complied in all material respects with the applicable requirements of the Securities

     Act or the Exchange Act (as the case may be); and (ii) as of their respective dates, or as of the date of any amendment thereto, none of the Parent SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (b) The audited financial statements and unaudited interim financial statements of Parent included (or incorporated by reference) in the Parent SEC Documents have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto), are accurate and complete in all material respects and fairly present the consolidated financial position of Parent as of the dates thereof and the consolidated results of Parent's operations and the changes in Parent's consolidated financial position for the periods then ended, in the case of the unaudited interim financial statements subject to year-end audit adjustments which will not, individually or in the aggregate, be material in magnitude. Such unaudited interim financial statements reflect all adjustments necessary to present a fair statement of the results for the interim periods presented.

     2.5 VALID ISSUANCE. Subject to Section 1.5(d), the Parent Class A Common Stock to be issued in the Merger will be, when issued in accordance with the provisions of this Agreement, validly issued, fully paid and nonassessable.

     2.6 ACCURACY OF INFORMATION. No representation or warranty by Parent or the Merger Sub in this Agreement, and no exhibit, document, statement, certificate or schedule furnished or to be furnished to the Company pursuant hereto, or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements or facts contained herein or therein not misleading or necessary to provide the Company with adequate information as to Parent and the Merger Sub and their affairs. There is no fact which has not been disclosed to the Company that materially affects adversely or could reasonably be anticipated to materially affect adversely the assets, financial condition or operating results, customer, employee or supplier relations, business condition or prospects, or financing arrangements of Parent or the Merger Sub.

     2.7 TITLE TO PROPERTIES.

          (a) Parent or one of Parent's subsidiaries owns good and marketable title to each of the tangible properties and tangible assets reflected on the balance sheet included in Parent's Latest 10-Q or acquired since the date thereof, free and clear of all material liens and encumbrances, except for (A) liens for current taxes not yet due and payable, (B) liens or mortgages described in Parent's Latest 10-Q, (C) the properties subject to the leases described in Parent's Latest 10-Q, (D) liens securing indebtedness described in Parent's Latest 10-Q and (E) assets disposed of since the date of the balance sheet included in Parent's Latest 10-Q in the ordinary course of business.

          (b) All of the buildings, machinery, equipment and other tangible assets necessary for the conduct of Parent's and its subsidiaries' businesses are in good condition and repair (except where the failure to be in such condition and repair, either individually or in the aggregate, would not have a material adverse effect on Parent or any subsidiary of Parent and except for ordinary wear and tear), and are usable in the ordinary course of business. Parent and its subsidiaries own, or lease under valid leases which afford peaceful and undisturbed possession of the subject matter of the lease, all buildings, machinery, equipment and other tangible assets necessary for the conduct of their businesses.

     2.8 ACCOUNTS RECEIVABLE. Parent's and its subsidiaries' notes and accounts receivable recorded on the balance sheet included in Parent's Latest 10-Q and those arising since the date thereof are valid receivables (subject to a reasonable allowance for doubtful accounts as set forth in Parent's Latest 10-Q) arising from bona fide transactions entered into in the ordinary course of business and are current and collectible in full in accordance with their terms, subject to no valid counterclaims or setoffs.

     2.9 EMPLOYMENT MATTERS. To the knowledge of Parent, (i) no key executive employee of Parent or any subsidiary of Parent, and no group of Parent's or any subsidiary's employees, has any plans to terminate his or its employment, (ii) Parent and the subsidiaries have complied with all laws relating to the employment of labor, including provisions thereof relating to wages, hours, equal opportunity, collective bargaining and the payment of social security and other taxes, and (iii) Parent and its subsidiaries have no material labor relations problems pending and their labor relations are satisfactory.

     2.10  AFFILIATE  TRANSACTIONS.  Except  as set  forth  or  incorporated  by reference in Parent's Latest 10-K or Parent's Latest 10-Q, no officer or director of Parent or any subsidiary of Parent or any member of the immediate family of any such officer or director, or any entity in which any of such persons owns any beneficial interest (other than a publicly-held corporation whose stock is traded on a national securities exchange or in the over-the-counter market and less than five percent (5%) of the stock of which is beneficially owned by any of such persons) (collectively "Insiders"), (a) has any material agreement with Parent or any subsidiary of Parent (other than normal employment arrangements) or any material interest in any property, real, personal or mixed, tangible or intangible, used in or pertaining to the business of Parent or any subsidiary of Parent, or (b) has been indebted to Parent in amounts in excess of $60,000 in the aggregate at any time (other than for purchases subject to usual trade terms, for ordinary travel and expense payments and for other transactions in the ordinary course of business). For purposes of the preceding sentence, the members of the immediate family of an officer or director shall consist of the spouse, parents, children, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, and brothers- and sisters-in-law of such officer or director.

     2.11 COMPLIANCE WITH LAWS; PERMITS; CERTAIN OPERATIONS. Parent, each of Parent's subsidiaries and their respective officers, directors, agents and employees have complied in all material respects, and currently are in compliance in all material respects, with all applicable laws and regulations of foreign, federal, state and local governments and all agencies thereof which affect the businesses or any owned or leased properties of Parent and its subsidiaries and to which Parent or any of its subsidiaries may be subject, and no claims have been filed against Parent or any of its subsidiaries alleging a material violation of any such law or regulation. Parent and its subsidiaries hold all material permits, licenses, certificates and other authorizations of foreign, federal, state and local governmental agencies required for the conduct of their businesses. Parent has not received any notice or other communication from any governmental authority regarding any actual or possible violation of, or failure to comply with, any legal requirement, except where failure to comply with such legal requirement has not had and could not reasonably be expected to have a material adverse effect on Parent.

     2.12 NON-CONTRAVENTION; CONSENTS. Neither the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement, nor the consummation of the Merger or any of the other transactions contemplated by this Agreement, will directly or indirectly (with or without notice or lapse of time):

          (a) contravene, conflict with or result in a violation of (i) any of the provisions of Parent's or Merger Sub's certificate of incorporation or bylaws, or (ii) any resolution adopted by Parent's or Merger Sub's stockholders or board of directors or committee of such board of directors;

          (b) contravene, conflict with or result in a violation of the terms or requirements of, or give any governmental authority the right to revoke, withdraw, suspend, cancel, terminate or modify, any material governmental authorization that is held by Parent or Merger Sub or that otherwise relates to Parent's business or to any of the assets owned or used by Parent;

          (c) contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any material contract of Parent or Merger Sub, or give any Person the right to (i) declare a default or exercise any remedy under any such material contract, (ii) accelerate the maturity or performance of any such material contract, or (iii) cancel, terminate or modify any such material contract; or

          (d) result in the imposition or creation of any lien or other encumbrance upon or with respect to any asset owned or used by Parent or Merger Sub (except for minor liens and encumbrances that will not, in any case or in the aggregate, materially detract from the value of the assets subject thereto or materially impair the operations of Parent or Merger
     Sub).

     2.13 BROKERAGE. There are no claims for investment banking fees, brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of Parent, Merger Sub or any other subsidiary of Parent for which the Shareholders will be responsible.

     2.14 NO MATERIAL ADVERSE CHANGES. Since June 30, 1999, there has been no material adverse change, and no event has occurred that will or that would reasonably be expected to result in a material adverse change, in the consolidated assets, financial condition, operating results, customer, employee, supplier or franchise relations, business condition or prospects, or financing arrangements of Parent.

     2.15 LEGAL PROCEEDINGS. Except as disclosed in Parent's Latest 10-K or Parent's Latest 10-Q, there are no actions, suits, claims, proceedings, orders or other investigations pending or threatened against Parent that challenges or may have the effect or preventing, delaying, making illegal or otherwise interfering with the Merger or any other transactions contemplated by this Agreement or that could reasonably be expected to have a material adverse effect on the business, properties, assets, condition (financial or otherwise) or business prospects of Parent.

                                    ARTICLE 3

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company hereby represents and warrants to Parent and the Merger Sub upon delivery of the Company's disclosure schedules by the Company to the Parent and the Merger Sub within ten (10) calendar days following the date of this Agreement (the "Company Disclosure Schedules") that, as of the date such Company Disclosure Schedules are delivered, and again at the Effective Time (subject to any changes permitted or contemplated hereby), except as otherwise disclosed in the Company Disclosure Schedules, with all schedules updated as necessary and redelivered on the Closing Date, each of the following:

     3.1 ORGANIZATION AND QUALIFICATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware, and has the requisite corporate and other power and authority (including all licenses, permits and authorizations) to own and operate its properties and to carry on its business as now conducted and presently proposed to be conducted and to perform its obligations under all contracts, instruments, notes or other binding commitments to which it is or may become a party or by which it or its assets is or may become bound. The copies of the Company's Articles of Incorporation and Bylaws which have been furnished by the Company to Parent prior to the date of this Agreement reflect all amendments made thereto through the date hereof and are correct and complete. The Company is qualified to do business and is in good standing as a foreign corporation in every jurisdiction in which the nature of its business or its ownership of property requires it to be qualified. The Company has not conducted any business under or otherwise used, for any purpose or in any jurisdiction, any fictitious name, assumed name, trade name or other name.

     3.2 AUTHORITY RELATIVE TO THIS AGREEMENT. The Company has the requisite corporate and other power and authority to enter into and perform this Agreement and to carry out its obligations hereunder (it being understood that the Company's obligations hereunder to effect the Merger is subject to the approval of its shareholders as set forth in Section 3.26). The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by the Board of Directors of the Company and, except for the approval of its shareholders as set forth in Section 3.26, no other corporate proceedings on the part of the Company are necessary to authorize this Agreement and such transactions. This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms. Except as disclosed on SCHEDULE 3.2 of the Company Disclosure Schedules, neither

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
the  Company  nor any of its  Subsidiaries  (as  defined in  Section  3.5(b)) is subject to, or obligated under, any provision of (a) its Articles of Incorporation or Bylaws, (b) any agreement, arrangement or understanding, (c) any license, franchise or permit or (d) subject to compliance with any of the statutes referred to in the next sentence, any law, regulation, order, judgment or decree, which would be breached or violated, or in respect of which a right of termination or acceleration or any encumbrance on any of its assets or any of its Subsidiaries' would be created, by its execution, delivery and performance of this Agreement and the consummation by it of the transactions contemplated hereby, and the Company has not taken any action that is inconsistent in any material respect with any resolution adopted by the Company's shareholders, its board of directors or any committee of its board of directors. The books of account, stock records, minute books and other records of the Company are accurate, up-to-date and complete in all material respects and have been maintained in accordance with prudent business practices. Other than in connection with or in compliance with provisions of the Delaware Law and the SEC, no authorization, consent or approval of, or filing with, any public body, court or authority is necessary on the part of the Company for the consummation by the Company of the transactions contemplated by this Agreement.

     3.3 CAPITALIZATION.

          (a) The authorized capital stock of the Company consists of 18,000,000 shares of Company Common Stock, 7,470,032 shares of which are issued and outstanding as of the date hereof, and 9,000,000 shares of convertible preferred stock, 7,158,845 shares of which are issued and outstanding as of the date hereof. All of the issued and outstanding shares of capital stock of the Company are validly issued, fully paid and nonassessable. The Company's and each Subsidiary's capital structure as of the date hereof is disclosed to Parent on Schedule 3.3(a) of the Company Disclosure Schedule.

          (b) The Company has reserved 4,545,256 shares of Company Common Stock for issuance under the Stock Plan, of which vested and unvested options to purchase 1,491,832 shares are outstanding as of the date of this Agreement.
     SCHEDULE  3.3(B) of the  Company  Disclosure  Schedules,  under the caption
     "Company Options," accurately sets forth, with respect to each Company Option that is outstanding as of the date of this Agreement: (i) the name of the holder of such Company Option; (ii) the total number of shares of Company Common Stock that are subject to such Company Option and the number of shares of Company Common Stock with respect to which such Company Option is immediately exercisable; (iii) the date on which such Company Option was granted and the term of such Company Option; (iv) the vesting schedule for such Company Option; (v) the exercise price per share of Company Common Stock purchasable under such Company Option; and (vi) whether such Company Option has been designated an "incentive stock option" as defined in
     Section 422 of the Code. SCHEDULE 3.3(B) of the Company Disclosure Schedules, under the caption "Company Warrants," accurately sets forth, with respect to each Company Warrant that is outstanding as of the date of this Agreement: (i) the name of the holder of such Company Warrant; (ii) the total number of shares of Company Common Stock that are subject to such Company Warrant; (iii) the date on which such Company Warrant was granted and the expiration date of such Company Warrant; (iv) the exercise price per share of Company Common Sock subject to such Company Warrant; and (v) a description of any registration or other rights granted to the holder of such Company Warrant.

          (c) Except as specifically referred to in Sections 3.3(a) and (b) above, or as described in SCHEDULE 3.3(C) of the Company Disclosure Schedules there is no: (i) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any shares of the capital stock or other securities of the Company; (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of the Company; (iii) contract or agreement under which the Company is or may become obligated to sell or otherwise issue any shares or its capital stock or any other securities; or (iv) condition or circumstance that may give rise to or provide a basis for the assertion of a claim by any person or entity to the effect that such person or entity is entitled to acquire or receive any shares of capital stock or other securities of the Company.

          (d) All outstanding shares of capital stock of the Company and all outstanding Company Options and Company Warrants have been issued and granted in compliance with (i) all applicable securities laws and other applicable laws and regulations, and (ii) all requirements set forth in applicable contracts and agreements.

          (e) Except as disclosed on SCHEDULE 3.3(E) of the Company Disclosure Schedules, the Company has never repurchased, redeemed or otherwise reacquired shares of capital stock or other securities of the Company. All securities so reacquired, if any, by the Company were reacquired in compliance with (i) the applicable provisions of Delaware Law and all other applicable laws and regulations, and (ii) all requirements set forth in applicable restricted stock purchase agreements and other applicable contracts and agreements.

          (f) Except as disclosed on SCHEDULE 3.3(F) of the Company Disclosure Schedules, the Company is not under any obligation to register under the
     Securities Act any of its presently outstanding securities or any securities that may be subsequently issued, and no person or entity holds any right to participate in new issuances of securities by the Company.

          (g) Except as disclosed on SCHEDULE 3.3(G) of the Company Disclosure Schedules, the Company is not a party to or obligated under any agreement, arrangement or understanding, contingent or otherwise, (i) involving the repurchase or redemption of any amount of Company Common Stock, (ii) requiring the Company to issue any amount of Company Common Stock to any person at any time, or (iii) contemplating the issuance at any time of shares of Company Common Stock or other consideration to any person as a guarantee by the Company of a minimum market price for Company Common Stock.

     3.4 FINANCIAL STATEMENTS. The audited financial statements of the Company and its Subsidiaries for fiscal years ended December 31, 1999, 1998 and 1997 (the "Company's Financial Statements"), and the unaudited financial statements of the Company and its Subsidiaries for the interim period ended June 30, 2000 (the "Company's Interim Financial Statements"), have been delivered to Parent and the Merger Sub, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto), and are accurate and complete in all material respects and present fairly and accurately the consolidated financial position of the Company and its Subsidiaries as of the dates thereof and the consolidated results of their operations and the changes in their consolidated financial position for the periods then ended, in the case of the unaudited interim financial statements subject to year-end audit adjustments which will not, individually or in the aggregate, be material in magnitude. Such unaudited interim financial statements reflect all adjustments necessary to present a fair statement of the results for the interim periods presented.

     3.5 NO SUBSIDIARIES.

          (a) Except as set forth on SCHEDULE 3.5 of the Company Disclosure Schedules, the Company does not own, beneficially or otherwise, any stock or other equity interest, partnership interest, joint venture interest, or any other security issued by any other corporation, organization or entity, and the Company has not agreed and is not obligated to make any future investment in or capital contribution to any such corporation, organization or entity. The Company owns all of the outstanding capital stock of each Subsidiary, free and clear of all liens, charges and encumbrances, and there are no subscription rights, warrants, options, conversion rights or agreements of any kind outstanding to purchase or otherwise acquire any shares of capital stock of any Subsidiary or any securities or obligations of any kind convertible into or exchangeable for any such shares of capital stock. Each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has the requisite corporate and other power and authority (including all authorizations, licenses and permits) necessary to own and operate its properties and to carry on its business as now conducted and presently proposed to be conducted. The copies of the charter documents and bylaws of each Subsidiary which have been furnished by the Company to Parent prior to the date of this Agreement reflect all amendments made thereto through the date hereof and are correct and complete. Each Subsidiary is qualified to do business as a foreign corporation and is in good standing in all jurisdictions in which the nature of its business or its ownership of property requires it to be qualified.

          (b) For purposes of this Agreement, the term "Subsidiary" means any corporation of which securities having a majority of the ordinary voting power in electing directors are, at the time of determination, owned by the Company directly or through another Subsidiary.

     3.6 ABSENCE OF UNDISCLOSED LIABILITIES. Neither the Company nor any Subsidiary of the Company has any obligations or liabilities (whether accrued, absolute, contingent, unliquidated or otherwise, whether due or to become due and regardless of when asserted) arising out of transactions heretofore entered into, or any action or inaction, or any state of facts existing, including taxes with respect to or based upon transactions or events heretofore occurring, except (a) obligations under contracts or commitments described in SCHEDULE 3.6 of the Company Disclosure Schedules, or under contracts and commitments which are not required to be disclosed thereunder (but not liabilities for breaches thereof), (b) liabilities reflected on the balance sheet included in the Company's Interim Financial Statements, (c) liabilities which have arisen after the date of the balance sheet included in the Company's Interim Financial Statements in the ordinary course of business (none of which is a material uninsured liability for breach of contract, breach of warranty, tort, infringement, claim or lawsuit), and (d) liabilities otherwise disclosed in the Company Disclosure Schedules.

     3.7 NO MATERIAL ADVERSE CHANGES. Except as disclosed on SCHEDULE 3.7 of the Company Disclosure Schedules, there has been no material adverse change, and no event has occurred that will or that would reasonably be expected to result in a material adverse change, in the consolidated assets, financial condition, operating results, customer, employee, supplier or franchise relations, business condition or prospects, or financing arrangements of the Company and its Subsidiaries, taken as a whole.

     3.8 ABSENCE OF CERTAIN DEVELOPMENTS. Except as disclosed in SCHEDULE 3.8 of the Company Disclosure Schedules, since December 31, 1999, the Company has not and since the date of acquisition by the Company, each Subsidiary has not:

          (a) redeemed or purchased, directly or indirectly, any shares of its capital stock, or declared, accrued, set aside or paid any dividends or distributions with respect to any shares of its capital stock;

          (b) other than upon the exercise of outstanding warrants or options, issued or sold any of its equity securities, securities convertible into or exchangeable for its equity securities, warrants, options or other rights to acquire its equity securities, or its bonds or other securities;

          (c) borrowed any amount or incurred, guaranteed or become subject to any material liability, except current liabilities incurred in the ordinary course of business;

          (d) discharged or satisfied any material lien or encumbrance or paid any material liability, other than current liabilities paid in the ordinary course of business;

          (e) mortgaged, pledged or subjected to, or otherwise permitted to become subject to, any lien, charge or other encumbrance, any of the assets of the Company with a fair market value in excess of $10,000, except liens for current property taxes not yet due and payable;

          (f) sold, assigned or transferred (including without limitation transfers to any employees, shareholders or affiliates of the Company or any Subsidiary) any tangible assets, except for fair value in the ordinary course of business, or canceled any debts or claims;

          (g) sold, assigned or transferred (including without limitation transfers to any employees, shareholders or affiliates of the Company or any Subsidiary) any patents, trademarks, trade names, copyrights, trade secrets or other intangible assets, except for fair value in the ordinary course of business, or disclosed any proprietary confidential information to any person other than Parent or the Merger Sub;

          (h) suffered any extraordinary loss or waived any rights of material value, whether or not in the ordinary course of business or consistent with past practice;

          (i) taken any other action or entered into any other transaction other than in the ordinary course of business and in accordance with past custom and practice, or entered into any transaction with any Insider (as defined in Section 3.20);

          (j) suffered any material theft, damage, destruction or loss of or to, or any material interruption in the use of, any property or properties owned or used by it, whether or not covered by insurance;

          (k) made or granted any bonus or any wage, salary or compensation increase, or made or granted any increase in any employee benefit plan or arrangement, or amended or terminated any existing employee benefit plan or arrangement or adopted any new employee benefit plan or arrangement, with respect to any director, officer or consultant of the Company or, except in the ordinary course of the Company's business and consistent with the Company's historical compensation practices, any other employee or group of employees;

          (l) amended or waived any of its rights under, or permitted the acceleration of vesting under, (i) any provision of its Stock Plan or (ii) any provision of any agreement evidencing any outstanding Company Option or Company Warrant;

          (m) made any capital expenditures or commitments therefor (other than any such expenditures or commitments made in the ordinary course of business for leasehold improvements at, or the furnishing or equipping of, the facilities operated by the Company as of the date of this Agreement) that aggregate in excess of $10,000;

          (n) made any loans or advances to, or guarantees for the benefit of, any persons that aggregate in excess of $10,000;

          (o)  effected  or  been  a  party  to  any  acquisition   transaction,
     recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

          (p) formed any subsidiary or acquired any equity interest or other interest in any other entity;

          (q) written off as uncollectible, or established any reserve with respect to, any account receivable or other indebtedness in excess of a total of $10,000;

          (r) changed any of its methods of accounting or accounting practices in any material respect;

          (s) made any tax election;

          (t) commenced or settled any legal proceeding;

          (u) waived or agreed to waive any applicable statute of limitations or any similar statutory or judicial doctrine benefiting the Company or any Subsidiary;

          (v) entered into any material transaction or taken any other material action outside the ordinary course of business or inconsistent with its past practices; or

          (w) made charitable contributions or pledges which in the aggregate exceed $10,000.

     3.9 TITLE TO PROPERTIES.

          (a) The Company or one of its Subsidiaries owns good and marketable title to each the tangible properties and tangible assets reflected on the balance sheet included in the Company's Interim Financial Statements or acquired since the date thereof, free and clear of all liens and encumbrances, except for (A) liens for current taxes not yet due and payable, (B) liens disclosed in SCHEDULE 3.9(A) of the Company Disclosure Schedules, (C) the properties subject to the leases disclosed in SCHEDULE 3.9(C) of the Company Disclosure Schedules and (D) assets disposed of since the date of the balance sheet included in the Company's Interim Financial Statements in the ordinary course of business consistent with past practices.

          (b) (i) the real estate described in SCHEDULE 3.9(B) of the Company Disclosure Schedules and the demised leases described in SCHEDULE 3.9(C) of the Company Disclosure Schedules constitutes all of the real estate used or occupied by the Company (the "Real Estate") and (ii) the Real Estate has access, sufficient for the conduct of the Company's and the Subsidiaries businesses as now conducted or as presently proposed to be conducted, to public roads and to all utilities, including electricity, sanitary and storm sewer, potable water, natural gas and other utilities, used in the operations of the Company ad the Subsidiaries.

          (c) The leases described in SCHEDULE 3.9(C) of the Company Disclosure Schedules are in full force and effect, and the Company or one of the Subsidiaries, as the case may be, has a valid and existing leasehold interest under each such lease for the term set forth therein. The Company has delivered to Parent complete and accurate copies of each of the leases described under such caption and none of such leases has been modified in any respect, except to the extent that such modifications are disclosed by the copies delivered to Parent. Neither the Company nor any Subsidiary is in default, and no circumstances exist which could result in such default, under any of such leases; nor, to the best knowledge of the Company or any Subsidiary, is any other party to any of such leases in default.

          (d) All of the buildings, machinery, equipment and other tangible assets necessary for the conduct of the Company's or the Subsidiaries' businesses are in good condition and repair (except where the failure to be in such condition and repair, either individually or in the aggregate, would not have a material adverse effect on the Company or any Subsidiary and except for ordinary wear and tear), and are usable in the ordinary course of business. The Company and the Subsidiaries own, or lease under valid leases which afford peaceful and undisturbed possession of the subject matter of the lease, all buildings, machinery, equipment and other tangible assets necessary for the conduct of their businesses.

          (e) Neither the Company nor any of the Subsidiaries is in violation of any applicable zoning ordinance or other law, regulation or requirement relating to the operation of any properties used in the operation of its business, including without limitation applicable environmental protection and occupational health and safety laws and regulations, and neither the Company nor any Subsidiary has received any notice of any such violation, or of the existence of any condemnation proceeding with respect to any properties owned or leased by the Company or any Subsidiary.

     3.10 ACCOUNTS RECEIVABLE. The Company's and the Subsidiaries' notes and accounts receivable recorded on the balance sheet included in the Company's Interim Financial Statements and those arising since the date thereof are valid receivables (subject to a reasonable allowance for doubtful accounts as set forth in the Company's Interim Financial Statements) arising from bona fide transactions entered into in the ordinary course of business and are current and collectible in full in accordance with their terms, subject to no valid counterclaims or setoffs.

     3.11 INVENTORIES. Except as disclosed in SCHEDULE 3.11 of the Company Disclosure Schedules, the inventories of the Company and the Subsidiaries recorded on the balance sheet included in the Company's Interim Financial Statements, and the inventory created or purchased since the date thereof, consists of a quantity and quality usable and salable in the ordinary course of business, is not slow-moving as determined in accordance with past practices, obsolete or damaged, is merchantable and fit for its particular use, and is not defective.

     3.12 TAX MATTERS. Except as disclosed on SCHEDULE 3.12 of the Company Disclosure Schedules:

          (a) The Company and its Subsidiaries have (i) filed all Tax Returns required to be filed by any jurisdiction to which any of them is subject,
     (ii) paid in full on a timely basis all Taxes due and claimed to be due by each such jurisdiction, (iii) duly collected or withheld and timely paid all Taxes required to be collected from others or deducted and withheld from any amounts paid to employees or others, and (iv) properly completed and filed all sales tax exemption certificates for sales where Tax was not charged. Such Tax Returns accurately and completely set forth all relevant items and accurately reflect the Tax Liabilities for such periods. No Tax deficiency or penalty has been asserted or threatened by any such jurisdiction against the Company or any of its Subsidiaries. "Tax" or "Taxes" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium,  windfall  profits,  environmental  (including  taxes  under  Code
     Section 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not. "Tax Return" or "Tax Returns" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

          (b) There is no audit of any Tax Return of the Company or any of its Subsidiaries in progress. There is no threatened action, suit, proceeding, investigation, audit, or claim for or relating to Taxes, there are no matters under discussion with any governmental authorities with respect to Taxes that could result in an additional amount of Taxes, and no governmental authority has indicated that it intends to audit any Tax Return of the Company or its Subsidiaries.

          (c) Neither the Company nor any of its Subsidiaries have (i) waived any statute of limitations with respect to Tax obligations or agreed to any extension of time with respect to a Tax assessment or deficiency, (ii) has been a party to any Tax allocation or sharing agreement, (iii) has been a member of an affiliated group (other than the affiliated group of which the Company is the common parent) filing a consolidated federal income tax return, nor taken any other action that could result in Liability for Taxes of an affiliated group (other than the affiliated group of which the Company is the common parent) under Treas. Reg. Section 1.1502-6 (or any similar provision of state, local, or foreign law), including as a transferee or successor, by contract, or otherwise, or (iv) is currently the beneficiary of any extensions of time within which to file any Tax Return. "Liability" means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes. No claim has ever been made by an authority in a jurisdiction where the Company or any of its Subsidiaries does not file Tax Returns that it is or may be subject to taxation by that jurisdiction, nor is there any material factual or legal basis for any such claim.

          (d) SCHEDULE 3.12(D) of the Company Disclosure Schedules lists all federal, state, local, and foreign income Tax Returns filed with respect to the Company or any of its Subsidiaries for all taxable periods for which the statute of limitations is still open, and indicates those income Tax Returns that have been audited and those that are currently the subject of an audit. The Company has delivered to the Purchaser correct and complete copies of all state, federal, and foreign income tax returns with respect to all taxable periods for which the statute of limitations is still open, and copies of all examination reports and statements of deficiencies that have been assessed against or agreed to by the Company or any of its Subsidiaries and that may have a material effect on the tax liability of the Company or any of its Subsidiaries for any present or future taxable period or for any past taxable period for which the statute of limitations is still open.

          (e) All material Tax elections that have been made by the Company or its Subsidiaries are shown on SCHEDULE 3.12(E) of the Company Disclosure Schedules. Neither the Company nor any of its Subsidiaries has any net operating losses or other tax attributes that are subject to limitation under Code Sections 382, 383, or 384, or the federal consolidated return regulations.

          (f) Neither the Company nor any of its Subsidiaries has been a United States real property holding corporation within the meaning of Code Section 897(c)(2) during the applicable period specified in Code Section 897(c)(1)(A)(ii).

          (g) Neither the Company nor any of its Subsidiaries (i) has agreed or consented at any time under Section 341(f) of the Code to have the provisions of Section 341(f)(2) of the Code apply to any disposition of any assets, (ii) has agreed, or is required, to make any adjustment under
     Section 481(a) of the Code by reason of a change in accounting method or otherwise that will affect the liability of the Company for Taxes, (iii) has made an election, nor is it required, to treat any asset as owned by another person pursuant to the provisions of Section 168(f) of the Code or as tax-exempt bond financed property or tax-exempt use property within the meaning of Section 168 of the Code, (iv) has made any of the foregoing elections or is required to apply any of the foregoing rules under any comparable state or local tax provision, or (v) owns any material assets that were financed directly or indirectly with, or that directly or indirectly secure, debt the interest on which is tax-exempt under Section 103(a) of the Code.

          (h) The Company is not a party to any "Gain Recognition Agreements" as such term is used in the Treasury Regulations promulgated under Section 367 of the Code.

          (i) Neither the Company nor any of its Subsidiaries has made or become obligated to make, nor will the Parent, Merger Sub, the Company, or any of its Subsidiaries, as a result of any event connected with any transaction contemplated herein and/or any termination of employment related to such transaction, make or become obligated to make, any "excess parachute payment," as defined in Section 280G of the Code (without regard to subsection (b)(4) thereof).

          (j) There are no liens for Taxes (other than for current Taxes that are not yet due and payable or are being contested in good faith) upon the assets of the Company or any of the Subsidiaries.

          (k) There are no joint ventures, partnerships, limited liability companies, or other arrangements or contracts to which the Company is a party and that could be treated as a partnership for federal income tax purposes.

          (l) The Company has no excess  loss  account,  as such term is used in
     Section 1.1502 of the Treasury Regulations, with respect to the stock of any Subsidiary.

          (m) Neither the Company nor any of its Subsidiaries has outstanding any "deferred gain" resulting from any "deferred intercompany transaction," as both such terms were used in Section 1.1502-13 of the Treasury Regulations as such was in effect for taxable years beginning before July 12, 1995.

          (n) Neither the Company nor any Subsidiary has outstanding any "intercompany items" or any "corresponding items" from any "intercompany transactions," as such terms are used in Section 1.1503-13 of the Treasury Regulations as such is in effect for taxable years beginning on or after July 12, 1995, that have not previously been taken into account under the terms of such regulation.

          (o) Neither the Company nor any Subsidiary has or has had a "permanent establishment" in any foreign country, as such term is defined in any applicable Tax treaty or convention between the United States and such foreign country or has otherwise taken steps that have exposed, or will expose, it to the taxing jurisdiction of a foreign country.

          (p) The unpaid Taxes of the Company and its Subsidiaries (A) did not, as of the most recent fiscal month end prior to the date hereof, exceed the reserve for Tax Liability (not including any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the most recent balance sheet (other than in any notes thereto) that has been made available to the Purchaser and (B) will not, as of the Closing Date, exceed such reserve in the Closing Balance Sheet.

     3.13 CONTRACTS AND COMMITMENTS.

          (a) Except as disclosed in SCHEDULE 3.13(A) of the Company Disclosure Schedules, neither the Company nor any Subsidiary is a party or bound to any (collectively, the "Material Contracts"):

              (i) collective bargaining agreement or contract with any labor union;

              (ii) bonus, pension, profit sharing, retirement, or other form of deferred compensation plan;

              (iii) hospitalization insurance or similar plan or practice, whether formal or informal;

              (iv) contract for the employment of any officer, individual employee, or other person on a full-time or consulting basis or relative to severance pay for any such person;

              (v) agreement or indenture relating to the borrowing of money in excess of $10,000 or to mortgaging, pledging or otherwise placing a lien on any of the assets of the Company;

              (vi) guaranty of any obligation for borrowed money or otherwise, other than endorsements made for collection;

              (vii) lease or agreement under which it is lessor of, or permits any third party to hold or operate, any property, real or personal, for an annual rental in excess of $10,000;

              (viii) contract or group of related contracts  with the same party for the purchase of products or services, under which the undelivered balance of such products and services has a purchase price in excess of $10,000;

              (ix) contract or group of related contracts with the same party for the sale of products or services under which the undelivered balance of such products or services has a sales price in excess of $10,000;

              (x) other contract or group of related contracts with the same party continuing over a period of more than six months from the date or dates thereof, either not terminable by it on 30 days' or less notice without penalty or involving more than $10,000;

              (xi) contract which prohibits the Company or any Subsidiary from freely engaging in business anywhere in the world;

              (xii) contract relating to the distribution of the Company's or any Subsidiary's products;

              (xiii) franchise agreement;

              (xiv) contract, agreement or understanding with any shareholder who beneficially owns five percent (5%) or more of the Company Common Stock or with any officer, director or employee (other than for employment on customary terms);

              (xv) license agreement or agreement providing for the payment or receipt of royalties or other compensation by the Company or any Subsidiary in connection with the proprietary rights as disclosed on SCHEDULE 3.14 of the Company Disclosure Schedules; or

              (xvi)  other   agreement   material  to  the   Company's   or  any
                     Subsidiary's business or not entered into in the ordinary course of business.

          (b) Except as specifically disclosed on SCHEDULE 3.13(B) of the Company Disclosure Schedules, (i) no contract or commitment required to be disclosed under such caption has been breached or canceled by the other party; (ii) since the date of the balance sheet included in the Company's Interim Financial Statements, no customer or supplier has indicated that it will stop or decrease the rate of business done with the Company or any Subsidiary, except for changes in the ordinary course of the Company's and the Subsidiaries' businesses; (iii) the Company and the Subsidiaries have performed all obligations required to be performed by them in connection with the contracts or commitments required to be disclosed under such caption and are not in receipt of any claim of default under any contract or commitment required to be disclosed under such caption; (iv) neither the Company nor any Subsidiary has any present expectation or intention of not fully performing any obligation pursuant to any contract or commitment or commitment set forth under such caption; and (v) neither the Company nor any Subsidiary has any knowledge of any breach or anticipated breach by any other party to any contract or commitment set forth under such caption.

          (c) Prior to the date of this Agreement, Parent has been supplied with a true and correct copy of each written contract or commitment, and a written description of each oral contract or commitment, disclosed on
     SCHEDULE 3.13 of the Company Disclosure Schedules, together with all amendments, waivers or other changes thereto.

     3.14  PROPRIETARY  RIGHTS.  Except as  disclosed  on  SCHEDULE  3.14 of the
Company Disclosure Schedules, there are no patents, patent applications, trademarks, service marks, trade names, corporate names, copyrights, trade secrets or other proprietary rights owned by the Company or any Subsidiary or necessary to the conduct of the Company's or any Subsidiary's business as now conducted. The Company or a Subsidiary owns and possesses all rights, titles and interest, or a valid license, in and to the proprietary rights set forth under such caption. The Company Disclosure Schedules describes under such caption all proprietary rights which have been licensed to third parties and all proprietary rights which are licensed from third parties by the Company or any Subsidiary.

The Company and the Subsidiaries have taken all necessary action necessary to protect the proprietary rights set forth under such caption. Neither the Company nor any Subsidiary has received any notice of, nor is it aware of any facts which indicate a likelihood of, any infringement, misappropriation, or conflict from any third party with respect to the proprietary rights which are listed under such caption; neither the Company nor any Subsidiary has not infringed, misappropriated or otherwise conflicted with any proprietary rights of any third parties, nor is it aware of any infringement, misappropriation or conflict which will occur in the continued operation of the Company or any Subsidiary; and no claim by any third party contesting the validity of any proprietary rights listed under such caption has been made, is currently outstanding, or to the best knowledge of the Company or any Subsidiary is threatened.

     3.15 LITIGATION. Except as disclosed on SCHEDULE 3.15 of the Company Disclosure Schedules, there are no actions, suits, claims, proceedings, orders or investigations pending or threatened against the Company or any Subsidiary or otherwise affecting any of their respective properties or assets, or that challenges or may have the effect of preventing, delaying, making illegal or otherwise interfering with the Merger or any other transactions contemplated by this Agreement, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign (collectively, "Governmental Authority"), or that could reasonably be expected to have a material adverse effect on the business, properties, assets, condition (financial or otherwise) or business prospects of the Company and there is no basis known to the Company or any Subsidiary for any of the foregoing. There is no order, writ, injunction, judgment or decree:

          (a) to which the Company or any Subsidiary or any of the assets owned or used by the Company or any Subsidiary is subject, or

          (b) to which any officer or employee of the Company or any Subsidiary is subject that prohibits such officer or employee from engaging in or continuing any conduct, activity or practice relating to the Company's or any Subsidiary's business. Except as set forth under such caption, neither the Company nor any Subsidiary has received any opinion or legal advice to the effect that the Company or any Subsidiary is exposed from a legal standpoint to any liability or disadvantage which may be material to it or its prospects.

     3.16 BROKERAGE. Except as disclosed on SCHEDULE 3.16 of the Company Disclosure Schedules, there are no claims for investment banking fees, brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of the Company for which any other party will be responsible.

     3.17 EMPLOYMENT MATTERS. To the best knowledge of the Company and the Subsidiaries, (i) no key executive employee of the Company or any Subsidiary, and no group of the Company's or any Subsidiary's employees, has any plans to terminate his or its employment, (ii) the Company and the Subsidiaries have complied with all laws relating to the employment of labor, including provisions thereof relating to wages, hours, equal opportunity, collective bargaining and the payment of social security and other taxes, and (iii) the Company and the

Subsidiaries have no material labor relations problems pending and their labor relations are satisfactory.

     3.18 EMPLOYEE BENEFIT PLANS.

     With respect to the employee benefits provided to current and former employees, officers and directors of the Company and the Subsidiaries:

          (a) The Company and the Subsidiaries currently maintain only the employee pension benefit plans, as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), as are listed on SCHEDULE 3.18(A) of the Company Disclosure Schedules (the "Pension Plans").

          (b) The Company and the Subsidiaries currently maintain only the employee welfare benefit plans, as defined in Section 3(1) of ERISA (including but not limited to, life insurance, medical, hospitalization, holiday, vacation, disability dental and vision plans) as are listed on
     SCHEDULE 3.18(B) of the Company Disclosure Schedules (the "Welfare Plans").

          (c) The Company and the Subsidiaries currently maintain, or have entered into, only the compensation programs and/or employment arrangements, (including but not limited to, incentive compensation, bonus, stock option, stock purchase, severance, sick pay, salary continuation, deferred compensation, supplemental executive compensation plans, and employment and consulting agreements) as are listed on SCHEDULE 3.18(C) of the Company Disclosure Schedules (the "Compensation Programs").

          (d) The Company and the Subsidiaries do not contribute, have not contributed within the last ten years, to any multiemployer plan, as defined in Sections 3(37) and 4001 of ERISA, and have not incurred any withdrawal liability within the meaning of Section 4201 of ERISA.

          (e) Each Pension Plan and Welfare Plan is in compliance with ERISA; each Pension Plan which is intended to be qualified under Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified or a request for such determination has been timely filed with the Internal Revenue Service (and to Company's best knowledge nothing has occurred between the date of the last such determination and the Closing Date to cause the Internal Revenue Service to revoke such determination).

          (f) Any Pension Plan or any Welfare Plan designed to satisfy the requirements of Section 125, Section 401, Section 401(k), Section 409,
     Section 501(c)(9), Section 4975(e)(7), and/or Section 4980B of the Code, complies with the requirements of such section and applicable regulations thereunder.

          (g) Neither the Company nor any Subsidiary nor any other employer that is, or at any relevant time was, together with the Company nor any Subsidiary, treated as a "single employer" under Section 414 of the Code, has at any time on or after January 1, 1998 maintained or contributed to a defined benefit plan as defined in Section 3(35) of ERISA, that is or was subject to Title IV of ERISA; and no accumulated funding deficiency, as defined in Section 302(a)(2) of ERISA, exists (whether or not waived) with respect to any Pension Plan as of the date hereof.

          (h) All amounts required to be paid by the Company or any Subsidiary with respect to each Pension Plan, Welfare Plan and Compensation Program on or before the Closing Date have been paid.

          (i) None of the Pension Plans or the Company or any party in interest or disqualified person has engaged in any non-exempt "prohibited transactions" as defined in Section 406 of ERISA or Section 4975 of the Code.

          (j) Except as disclosed on SCHEDULE 3.18(J) of the Company Disclosure Schedules, no Pension Plan or Welfare Plan provides benefits, including without limitation death or medical benefits (whether or not insured), with respect to current or former employees beyond their retirement or other termination of service other than (i) coverage mandated by applicable law,
     (ii) retirement benefits under a Pension Plan, (iii) death benefits under a Welfare Plan, (iv) deferred compensation accrued on the books of the Company or any Subsidiary, or (v) benefits the full cost of which is borne by the current or former employee (or his or her beneficiary).

          (k) No "leased employee," as that term is defined in Section 414(n) of the Code, performs or has performed services for the Company or any Subsidiary.

          (l) No liability has been, or is expected by the Company or any Subsidiary to be, incurred by the Company or a Subsidiary under Title IV (including, without limitation, Section 4062) of ERISA with respect to any Pension Plan.

          (m) No reportable event within the meaning of Title IV of ERISA has occurred with respect to any Pension Plan.

          (n) The Company has furnished Parent with correct and complete copies of each Pension Plan, Welfare Plan, and Compensation Program, together with any trust agreements, summary plan descriptions, employee informational material, financial statements relating thereto and participant listings.

     3.19 INSURANCE. SCHEDULE 3.19 of the Company Disclosure Schedules lists and briefly describes (including name of insurer, agent, coverage and expiration date) each insurance policy maintained by, at the expense of or for the benefit of the Company or any of the Subsidiaries with respect to its properties and assets and describes any material claims made thereunder. All of such insurance policies are in full force and effect and neither the Company nor any Subsidiary is in default with respect to its obligations under any of such insurance policies. Except as disclosed on SCHEDULE 3.19 of the Company Disclosure

Schedules, the Company is the sole beneficiary of each such policy. The insurance coverage of the Company and the subsidiaries is customary for corporations of similar size engaged in similar lines of businesses. The Company has not received any notice or other communication regarding any actual or possible (a) cancellation or invalidation of any insurance policy, (b) refusal of any coverage or rejection of any claim under any insurance policy or (c) material adjustment in the amount of premiums payable with respect to any insurance policy.

     3.20 AFFILIATE TRANSACTIONS. Except as disclosed on SCHEDULE 3.20 of the Company Disclosure Schedules, no officer or director of the Company or any Subsidiary or any member of the immediate family of any such officer or director, or any entity in which any of such persons owns any beneficial interest (other than a publicly-held corporation whose stock is traded on a national securities exchange or in the over-the-counter market and less than 5% of the stock of which is beneficially owned by any of such persons) (collectively "Insiders"), (a) has any agreement with the Company or any Subsidiary (other than normal employment arrangements) or any interest in any property, real, personal or mixed, tangible or intangible, used in or pertaining to the business of the Company or any Subsidiary, (b) has been indebted to the Company or any Subsidiary in amounts in excess of $10,000 in the aggregate at any time, (c) has at any time competed, directly or indirectly, with the Company or any Subsidiary, or (d) has any claim or right against the Company or any Subsidiary (other than rights under Company Options and rights to receive compensation for services performed as an employee of the Company). For purposes of the preceding sentence, the members of the immediate family of an officer or director shall consist of the spouse, parents, children, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, and brothers- and sisters-in-law of such officer or director.

     3.21 SUPPLIERS. SCHEDULE 3.21 of the Company Disclosure Schedules lists the ten (10) largest suppliers of the Company and the Subsidiaries (on a consolidated basis) for the fiscal year (transaction period) ended December 31, 1999, and sets forth opposite the name of each such supplier the total amount of purchases from such supplier by the Company and the Subsidiaries during such period.

     3.22 OFFICERS AND DIRECTORS; BANK ACCOUNTS. SCHEDULE 3.22 of the Company Disclosure Schedules lists all officers and directors of the Company and the Subsidiaries, and all of the Company's and the Subsidiaries' accounts and safe deposit boxes at any bank or other financial institution (designating each authorized signer).

     3.23 COMPLIANCE WITH LAWS; PERMITS; CERTAIN OPERATIONS. The Company, each of the Subsidiaries and their respective officers, directors, agents and employees have complied in all respects, and currently are in compliance in all respects, with all applicable laws and regulations of foreign, federal, state and local governments and all agencies thereof which affect the businesses or any owned or leased properties of the Company and the Subsidiaries and to which the Company or any of the Subsidiaries may be subject, and no claims have been filed against the Company or any of the Subsidiaries alleging a violation of any such law or regulation, except as disclosed on SCHEDULE 3.23 of the Company Disclosure Schedules. Neither the Company nor any Subsidiary has given or agreed to give any money, gift or similar benefit (other than incidental gifts of articles of nominal value, gifts and prizes awarded pursuant to promotional programs approved by the Company's management and non-extraordinary entertainment expenditures) to any actual or potential customer, supplier, foreign or domestic governmental employee or any other person in a position to assist or hinder the Company or any of the Subsidiaries in connection with any actual or proposed transaction. The Company and the Subsidiaries hold all of the permits, licenses, certificates and other authorizations of foreign, federal, state and local governmental agencies required for the conduct of their businesses. Without limiting the generality of the foregoing, neither the Company nor any Subsidiary has violated, or received a notice or charge asserting any violation of, the Occupational Safety and Health Act of 1970 or any other state or federal acts or laws (including rules and regulations thereunder) regulating or otherwise affecting employee health and safety or the environment.

     3.24 DISCLOSURE.

          (a) Neither this Agreement nor any other agreement or instrument executed in connection with the transactions contemplated hereby nor any of the attachments or exhibits hereto nor the Company Disclosure Schedules contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they were made, not misleading, and there is no fact which has not been disclosed in writing to Parent of which any officer or director of the Company or any Subsidiary is aware which materially affects adversely or could reasonably be anticipated to materially affect adversely the business, including operating results, assets, customer relations, employee relations and business prospects, of the Company and the Subsidiaries, taken as a whole.

     3.25 NON-CONTRAVENTION; CONSENTS. Except as disclosed on SCHEDULE 3.25 of the Company Disclosure Schedules, neither (1) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement, nor (2) the consummation of the Merger or any of the other transactions contemplated by this Agreement, will directly or indirectly (with or without notice or lapse of time):

          (a) contravene, conflict with or result in a violation of (i) any of the provisions of the Company's or any Subsidiary's Articles of Incorporation or Bylaws, or (ii) any resolution adopted by the Company's or any Subsidiary's shareholders, the Company's board of directors or any committee of such board of directors;

          (b) contravene, conflict with or result in a violation of, or give any governmental authority or other person or entity the right to challenge any of the transactions contemplated by this Agreement or to exercise any remedy or obtain any relief under, any legal requirement or any order, writ, injunction, judgment or decree to which the Company or any
     Subsidiary, or any of the assets owned or used by the Company or any Subsidiary, is subject;

          (c) contravene, conflict with or result in a violation of any of the terms or requirements of, or give any governmental authority the right to revoke, withdraw, suspend, cancel, terminate or modify, any governmental permit or authorization that is held by the Company or any Subsidiary that otherwise relates to the Company's business or to any of the assets owned or used by the Company or any Subsidiary;

          (d) contravene, conflict with or result in a violation or breach of, require consent under, or result in a default under, any provision of any contract or agreement to which the Company or any Subsidiary is a party, or give any person or entity the right to (i) declare a default or exercise any remedy under any such contract or agreement, (ii) accelerate the maturity or performance of any such contract or agreement, or (iii) cancel, terminate or modify any such contract or agreement; or

          (e) result in the imposition or creation of any lien or other encumbrance upon or with respect to any asset owned or used by the Company or any Subsidiary (except for minor liens that will not, in any case or in the aggregate, materially detract from the value of the assets subject thereto or materially impair the operations of the Company).

     Except as disclosed on SCHEDULE 3.25 of the Company Disclosure Schedules, the Company is not and will not be required to make any filing with or give any notice to, or to obtain any consent from, any person or entity in connection with (x) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement, or (y) the consummation of the Merger or any of the other transactions contemplated by this Agreement.

     3.26 STOCKHOLDER VOTE REQUIRED. The affirmative vote of a majority of the votes entitled to be cast by holders of the outstanding shares of Company Common Stock (voting as a class) are the only votes of the holders of any class or series of the Company's capital stock necessary to approve this Agreement and the Merger under Delaware Law.

                                    ARTICLE 4

                     CONDUCT OF BUSINESS PENDING THE MERGER

     4.1 CONDUCT OF BUSINESS PENDING THE MERGER. The Company covenants and agrees that, prior to the Effective Time, unless Parent shall otherwise consent in writing (which consent shall not be unreasonably withheld) or as otherwise expressly contemplated or permitted by this Agreement:

          (a) The businesses of the Company and the Subsidiaries shall be conducted only in, and the Company shall not take any action except in, the ordinary course, on an arm's-length basis and in accordance in all material respects with all applicable laws, rules and regulations and past custom and practice; and the Company and the Subsidiaries shall maintain their facilities in good condition and repair and in accordance with the Company's policies and procedures relating thereto as in effect prior to the execution of this Agreement;

          (b) The Company shall not, directly or indirectly, do or permit to occur any of the following: (i) issue, sell, pledge, dispose of or encumber (or permit any of the Subsidiaries to issue, sell, pledge, dispose of or encumber) (A) any additional shares of, or any options, warrants,

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     conversion  privileges  or rights of any kind to acquire any shares of, any of its capital stock, except for issuances upon the exercise of options or warrants outstanding on the date hereof, or (B) any of its assets, except for fair value in the ordinary course of business; (ii) amend or propose to amend its Articles of Incorporation or Bylaws; (iii) split, combine or reclassify any outstanding shares of Company Common Stock or other securities of the Company, or declare, set aside or pay any dividend or other distribution payable in cash, stock, property or otherwise with respect to shares of Company Common Stock or other securities of the Company; (iv) redeem, purchase or acquire or offer to acquire any shares of Company Common Stock or other securities of the Company; (v) acquire (by
     merger,  exchange,  consolidation,   acquisition  of  stock  or  assets  or
     otherwise) any corporation, partnership, joint venture or other business organization or division or material assets thereof; (vi) incur or guarantee any indebtedness for borrowed money or issue any debt securities except the borrowing of working capital in the ordinary course of business and consistent with past practice or (vii) enter into or propose to enter into, or modify or propose to modify, any agreement, arrangement or understanding with respect to any of the matters set forth in this Section 4.1(b);

          (c) The Company shall not (and shall not permit any Subsidiary to), directly or indirectly, (i) enter into or modify any Material Contract, agreement or understanding to which the Company is a party; (ii) enter into or modify any employment, severance or similar agreements or arrangements with, or grant any bonuses, salary increases, severance or termination pay to, any officers or directors or consultants; (iii) make any capital expenditures, including any capitalizable lease obligations, other than expenditures necessary to maintain existing assets in good repair and other capital expenditures in amounts not exceeding $10,000 in the aggregate; or
     (iv) in the case of employees who are not officers or directors or consultants, grant or take any action with respect to the granting of any salary increases, severance or termination pay or increases in other benefits, other than grants or such actions as are in the ordinary course of the Company's business and are consistent with the Company's historic compensation practices, or grant or take any actions with respect to the granting of any bonuses;

          (d) The Company shall not (and shall not permit any Subsidiary to) adopt or amend any bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, employment or other employee benefit plan, trust, fund or group arrangement for the benefit or welfare of any employees or any bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, employment or other employee benefit plan, agreement, trust, fund or arrangements for the benefit or welfare of any director;

          (e) The Company shall use its best efforts to cause its and the Subsidiaries' current insurance (or reinsurance) policies not to be canceled or terminated or reduced in coverage amount or any of the coverage thereunder to lapse, unless simultaneously with such termination, cancellation, reduction in coverage amount or lapse, replacement policies providing coverage equal to or greater than the coverage under the

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     canceled,  terminated, reduced or lapsed policies for substantially similar premiums are in full force and effect;

          (f) The Company and each Subsidiary (i) shall use its best efforts to preserve intact its business organization and good will, keep available the services of its officers and employees as a group and maintain satisfactory relationships with suppliers, distributors, customers and others having business relationships with it; (ii) shall not take any action which would render, or which reasonably may be expected to render, any representation or warranty made by it in this Agreement or in any other agreement or instrument executed in connection with the transactions contemplated hereby untrue at, or at any time prior to, the Effective Time; (iii) shall notify Parent of any emergency or other change in the normal course of its business or in the operation of its properties and of any governmental or third party complaints, investigations or hearings (or communications indicating that the same may be contemplated) if such emergency, change, complaint, investigation or hearing would be material, individually or in the aggregate, to the business, operations or financial condition of the Company and the Subsidiaries or to the Company's, Parent's or the Merger Sub's ability to consummate the transactions contemplated by this Agreement; and (iv) shall notify Parent if the Company shall discover that any representation or warranty made by it in this Agreement was when made, or has subsequently become, untrue;

          (g) Neither the Company nor any Subsidiary shall not change any of its methods of accounting or accounting practices in any material respect;

          (h) Neither the Company nor any Subsidiary will waive or agree to waive any applicable statute of limitations or any similar statutory or judicial doctrine benefiting the Company;

          (i) Neither the Company nor any Subsidiary shall commence or settle any material legal action or proceeding, PROVIDED, that the Company may settle any legal actions or proceedings which were pending as of the date of the Company's Interim Financial Statements so long as the consideration paid or agreed to be paid by the Company in connection with such settlements does not exceed $10,000 in any individual case or $10,000 in the aggregate for all such settlements (in the case of cash settlements) or cause the number of shares of Company Common Stock issued and outstanding, after taking into account any shares issued or canceled in connection with such settlement, to exceed the number of shares of Company Common Stock issued and outstanding on the date of this Agreement;

          (j) The Company shall cause its officers to report at Parent's request (but in no event less frequently than weekly) to Parent concerning the status of the Company's business; and

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
          (k) Subject to the fiduciary obligations of its directors as advised by counsel, the Company shall not, except as required by law, call any meeting of its shareholders other than the meeting contemplated in Section 5.1.

          (1) Neither the Company nor any Subsidiary shall make or amend any federal, state, or local Tax election, agree to waive or extend any statute of limitations, or resolve or agree to resolve any audit or proceeding relating to Taxes.

     4.2 NOTIFICATION; UPDATES TO DISCLOSURE SCHEDULE.

          (a) During the period subsequent to the execution of this Agreement and prior to the Effective Time (the "Pre-Closing Period"), the Company shall promptly notify Parent in writing of:

                  (i) the discovery by the Company of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes an inaccuracy in or breach of any representation or warranty made by the Company in this Agreement;

                  (ii) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute an inaccuracy in or breach of any representation or warranty made by the Company in this Agreement if (A) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance, or (B) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement;

                  (iii) any breach of any covenant or obligation of the Company;
                        and

                  (iv) any event, condition, fact or circumstance that would make the timely satisfaction of any of the conditions set forth in Sections 6.1, 6.2 or 6.3 impossible or unlikely.

          (b) If any event, condition, fact or circumstance that is required to be disclosed pursuant to Section 4.2(a) requires any change in the Company Disclosure Schedules, or if any such event, condition, fact or circumstance would require such a change assuming the Company Disclosure Schedules were dated as of the date of the occurrence, existence or discovery of such event, condition, fact or circumstance, then the Company shall promptly deliver to Parent an update to the Company Disclosure Schedules specifying such change. No such update shall be deemed to supplement or amend the Company Disclosure Schedules for the purpose of (i) determining the accuracy of any of the representations and warranties made by the Company

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
     in this Agreement, or (ii) determining whether any of the conditions set forth in Sections 6.1, 6.2 or 6.3 has been satisfied.

                                    ARTICLE 5

                              ADDITIONAL AGREEMENTS

     5.1 SHAREHOLDERS MEETING. The Company shall call and hold a meeting of its Shareholders (the "Company Shareholders' Meeting) to submit this Agreement, the Merger and related matters for the consideration and approval of the Company's Shareholders or, in the alternative, obtain the unanimous written consent of its Shareholders. In the case of a Company Shareholders' Meeting, the Company Shareholders' Meeting will be called, held and conducted, and any proxies will be solicited, in compliance with applicable law.

     5.2 EXPENSES. Each party to this Agreement shall bear their own costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby.

     5.3 ADDITIONAL AGREEMENTS. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement, including using reasonable efforts to obtain all necessary waivers, consents and approvals and to effect all necessary registrations and filings, including, but not limited to, any submissions of information requested by governmental authorities.

     5.4 NO NEGOTIATIONS, ETC. The Company shall not (nor shall it permit any of its Subsidiaries to), directly or indirectly, through any officer, director, agent or otherwise, solicit, initiate or encourage submission of any inquiry, proposal or offer from any person or entity (including any of its or their officers or employees) other than Parent relating to any liquidation, dissolution, recapitalization, merger, consolidation or acquisition or purchase of all or any portion of the assets of, or any equity interest in, the Company or any Subsidiary or other similar transaction or business combination involving the Company or any Subsidiary, or, unless the Company's Board of Directors receives a written opinion from the Company's outside counsel (which opinion shall also be addressed to Parent) stating that there would be a material and substantial risk of liability on the part of the members of the Company's Board of Directors to the Company's shareholders for failure to do so, participate in any discussions or negotiations regarding, or furnish to any other person any information with respect to, or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by, or consider, entertain or accept any proposal or offer from, any other person or entity to do or seek any of the foregoing. The Company shall promptly notify Parent and the Merger Sub if any such proposal or offer, or any inquiry from or contact with any person with respect thereto, is made and shall promptly provide Parent with such information regarding such proposal, offer, inquiry or contact as Parent may request.

     5.5 NOTIFICATION OF CERTAIN MATTERS. Each party shall give prompt notice to each other party of (a) the occurrence or failure to occur of any event, conditions, fact or circumstance which occurrence or failure would be likely to cause any representation or warranty on its part contained in this Agreement to

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
be untrue or inaccurate at, or at any time prior to, the Effective Time, and (b) any material failure of such party, or any officer, director, shareholder, employee or agent thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder.

     5.6 ACCESS TO INFORMATION; CONFIDENTIALITY. Parent and its attorneys, accountants, consultants and representatives shall continue to have access to the books and records of the Company and such other information pertaining to the business and assets of the Company as Parent shall reasonably request, and the Company and its attorneys, accountants, consultants and representatives shall continue to have access to the books and records of Parent and such other information pertaining to the business and assets of Parent as the Company shall reasonably request, and each of Parent and the Company shall provide the other with reasonable access to its officers and other personnel, as provided in Part 5, paragraph (b) of the Letter of Intent. The terms of Part 5, paragraph (b) of the Letter of Intent shall apply, in the event of a termination of this Agreement, to information obtained as a result of such access and assistance.

     5.7 SHAREHOLDER CLAIMS. The Company shall not settle or compromise any claim brought by any present, former or purported holder or owner of any securities of the Company in connection with the Merger without the prior written consent of Parent.

     5.8 CONSENTS. As promptly as practicable after the execution of this Agreement, each party to this Agreement (a) shall make all filings (if any) and give all notices (if any) required to be made and given by such party in connection with the Merger and the other transactions contemplated by this Agreement, and (b) shall use all commercially reasonable efforts to obtain all consents (if any) required to be obtained (pursuant to any applicable law, regulation, contract or agreement, or otherwise) by such party in connection with the Merger and the other transactions contemplated by this Agreement. Parent shall (upon request) promptly deliver to the Company a copy of each such filing made, each such notice given and each such consent obtained by Parent or Merger Sub during the period subsequent to the date hereof and prior to the Effective Time; and the Company shall (upon request) promptly deliver to Parent a copy of each such filing made, each such notice given and each such consent obtained by the Company during the period subsequent to the date hereof and prior to the Effective Time.

     5.9 STATE SECURITIES LAW COMPLIANCE. Parent shall use commercially reasonable efforts to (a) qualify, as soon as practicable after the Closing Date (or as earlier required under applicable law), the Parent Class A Common Stock to be issued pursuant to the Merger under state "blue sky" laws of every jurisdiction of the United States in which (i) any registered shareholder of the Company has an address on the records of the Company as of the date of this agreement, and (ii) an exemption from the qualification requirements under such laws is unavailable with respect to the issuance of Parent Class A Common Stock in the Merger, and (b) qualify, as soon as practicable after the Closing Date (or as earlier required under applicable law), the Assumed Options and Assumed Warrants under the state "blue sky" laws of every jurisdiction of the United States in which (i) the records of the Company, as of the date of this Agreement, indicate that a holder of such Assumed Options and Assumed Warrants resides, and (ii) an exemption from the qualification requirements under such laws is unavailable.

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
     5.10 NOTIFICATION. (a) During the Pre-Closing Period, Parent shall promptly notify the Company in writing of:

                  (i) the discovery by Parent of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constituted an inaccuracy in or breach of any representation or warranty made by Parent in this Agreement;

                  (ii) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute an inaccuracy in or breach of any representation or warranty made by Parent in this Agreement if (A) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance, or (B) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement;

                  (iii) any breach of any covenant or obligation of Parent; and

                  (iv) any event, condition, fact or circumstance that would make the timely satisfaction of any of the conditions set forth in Sections 6.1, 6.2 or 6.3 impossible or unlikely.

     5.11 COMMERCIALLY REASONABLE EFFORTS. During the Pre-Closing Period, (a) the Company shall use all commercially reasonable efforts to cause the conditions set forth in Sections 6.1 and 6.3 to be satisfied on a timely basis, and (b) Parent and Merger Sub shall each use all commercially reasonable efforts to cause the conditions set forth in Sections 6.1 and 6.2 to be satisfied on a timely basis.

     5.12 TAX MATTERS. Prior to the Closing:

          (a) The Company shall give the Parent and its authorized representatives full access to all properties, books, records and Tax Returns of or relating to the Company and its Subsidiaries, whether in the possession of the Company, its Subsidiaries, or third-party representatives in order that the Parent may have full opportunity to make such investigations as it shall desire to make of the affairs of the Company and its Subsidiaries. The Company and its Subsidiaries shall ensure that all third-party representatives of the Company and its Subsidiaries, including without limitation accountants and attorneys, fully cooperate and be available to the Parent in connection with such investigation.

          (b) The Company and its Subsidiaries shall terminate all tax allocation agreements and tax sharing agreements with respect to the Company and its Subsidiaries and shall ensure that such agreements are of no further force or effect as to the Company and its Subsidiaries on and

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     after the Closing and there shall be no further liability of the Company or its Subsidiaries under any such agreements.

     5.13 INDEMNIFICATION.

          (a) From and after the Effective Time, the Surviving Corporation shall indemnify, defend and hold harmless the present and former officers, directors and employees of the Company (collectively, the "Indemnified Parties") against all losses, expenses, claims, damages, liabilities or amounts that are paid in settlement of (with approval of Parent and the Surviving Corporation), or otherwise in connection with, any claim, action, suit, proceeding or investigation (a "Claim"), based in whole or in part on the fact that such person is or was such a director, officer or employee and arising out of actions or omissions occurring at or prior to the Effective Time, in each case to the fullest extent permitted under the General Corporation Law of the State of Delaware (the "DGCL"), (and shall pay expenses in advance of the final disposition of any such action or proceeding to each Indemnified Party to the fullest extent permitted under the DGCL, upon receipt from the Indemnified Party to whom expenses are advanced of the undertaking to repay such advances contemplated by Section 145(e) of the DGCL).

          (b) Any Indemnified Party wishing to claim  indemnification under this
     Section 5.13, upon learning of any such Claim, shall notify Parent and the Surviving Corporation (although the failure so to notify Parent and the Surviving Corporation shall not relieve the Surviving Corporation from any liability that it may have under this Section 5.13, except to the extent such failure materially prejudices such party), and shall deliver to the Surviving Corporation the undertaking contemplated by Section 145(e) of the DGCL. Parent and the Surviving Corporation shall have the right to assume the defense thereof and the Surviving Corporation, including its affiliates, shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if Parent and the Surviving Corporation elect not to assume such defense or there is a conflict of interest between, or different defenses exist for Parent and the Surviving Corporation and the Indemnified Parties, the Indemnified Parties may retain counsel satisfactory to them (and reasonably satisfactory to Parent) and the Surviving Corporation shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received; PROVIDED, HOWEVER, that (i) the Surviving Corporation, including its affiliates, shall not, in connection with any one such action or proceeding or separate but substantially similar actions or proceedings arising out of the same general allegations, be liable for the fees and expenses of more than one separate firm of attorneys at any time for all Indemnified Parties except to the extent that local counsel, in addition to such parties' regular counsel, is necessary or desirable in order to effectively defend against such action or proceeding, (ii) Parent, the Surviving Corporation and the Indemnified Parties will cooperate in the defense of any such matter, and
     (iii) the Surviving Corporation, including its affiliates, shall not be liable for any settlement effected without Parent's prior written consent, which consent will not be unreasonably withheld or delayed, and PROVIDED,

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     FURTHER, however, that the Surviving Corporation, including its affiliates, shall not have any obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and not subject to further appeal,
     that  the   indemnification   of  such  Indemnified  Party  in  the  manner
     contemplated hereby is prohibited by applicable law. No Indemnified Party shall consent to entry of judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release, in form and substance reasonably satisfactory to such Indemnified Party, from all liability in respect of such claim or litigation for which such Indemnified Party would be entitled to indemnification hereunder.

          (c) This Section 5.13 is intended to be for the benefit of, and shall be enforceable by, the Indemnified Parties referred to herein, their heirs and personal representatives and shall be binding on Parent and Merger Sub and the Surviving Corporation and their respective successors and assigns.

     5.14 NASDAQ NATIONAL MARKET LISTING. Parent shall use all reasonable efforts to cause the shares of Parent Class A Common Stock to be issued in the Merger and the shares of Parent Class A Common Stock to be reserved for issuance under the Assumed Options and Assumed Warrants to be approved for listing on the Nasdaq National Market, subject to official notice of issuance, as soon as practicable after the Closing Date.

     5.15 EMPLOYEES; EMPLOYMENT AGREEMENTS.

          (a) Following the Effective Time, the Surviving Corporation shall honor in accordance with their terms all employee benefit plans disclosed by the Company under the caption "Employee Benefit Plans" in the Company Disclosure Schedules, and all accrued benefits vested thereunder. Parent agrees to provide, after the Effective Time, or cause the Surviving Corporation to provide, employees of the Company, not otherwise covered by collective bargaining agreements, with employee benefits in the aggregate substantially no less favorable than those benefits provided to Parent's similarly situated employees for a period ending on the first anniversary of the Effective Time.

          (b) Parent shall enter into an employment agreement (the "Employment Agreement"), the form of which is attached hereto as EXHIBIT A, with each of Dr. Jean-Luc Nogues and Todd Childress.

     5.16 FUTURE EMPLOYMENT INCENTIVES. In addition to the treatment of the Company's Stock Plan under Section 1.11(a) above, at the Closing the officers and employees of the Surviving Corporation (or, in the event of a subsequent merger, consolidation or other restructuring, the officers and employees of the business formerly conducted by the Company prior to the Effective Time) will be allocated stock options for not less than 200,000 shares of Parent Class A Common Stock representing approximately eleven percent (11%) of the total number of shares reserved under the Amended LightPath Technologies, Inc. Omnibus Incentive Plan dated November 12, 1997 (the "Omnibus Plan") as disclosed on
SCHEDULE 5.16; provided that such number of available option shares shall be increased, as necessary, from time to time following the Merger to provide for an allocation of eleven percent (11%) of any increase in option shares under the

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Omnibus Plan or any  successor  thereto.  All such stock options will be granted and managed in accordance with existing policies of Parent and the Omnibus Plan. The parties acknowledge and agree that if and to the extent that Parent is required to obtain any shareholder approval of an amendment to its existing stock option plans in order to implement the provisions of this Section 5.16 (including, without limitation, any amendment increasing the number of shares available for grant thereunder), the stock options contemplated hereby may be granted subject to and contingent upon receipt of such shareholder approval.

     5.17 FUNDING COMMITMENT; FACILITY. Following the Closing Date, the Parent shall fund $5,000,000 to the Surviving Corporation to provide for facility expansion, equipment acquisitions, recruitment and retention of key personnel, product development and strategic supply arrangements in accordance with the budget set forth on SCHEDULE 5.17, which budget has been approved by the Parent's board of directors and which budget shall be implemented in accordance with Parent's existing policies and procedures. Following the Closing Date, the Parent currently intends to continue operations of the Surviving Corporation at the Company's current facility located in Orlando, Florida for the foreseeable future.

                                    ARTICLE 6

                                   CONDITIONS

     6.1 CONDITIONS TO OBLIGATIONS OF EACH PARTY TO EFFECT THE MERGER. The respective obligations of each party to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following conditions:

          (a) this Agreement (including without limitation the plan of merger contained herein) and the Merger shall have been approved and adopted by the requisite vote or unanimous written consent of the Shareholders as may be required by law and by any applicable provisions of the Company's Articles of Incorporation and Bylaws;

          (b) the materials distributed with respect to the Company Shareholders' Meeting, if held, shall not contain any untrue statement of a material fact and shall not omit any statement required to be contained therein or necessary to make any statement contained therein, in the light in which made, not misleading;

          (c) there shall have been no law, statute, rule or regulation, domestic or foreign, enacted or promulgated which would make consummation of the Merger illegal;

          (d) no injunction or other order entered by a United States (state or federal) court of competent jurisdiction shall have been issued and remain in effect which would prohibit consummation of the Merger;

          (e) there shall not be threatened, instituted or pending any action or proceeding, before any court or governmental authority or agency, domestic or foreign, (i) challenging or seeking to make illegal, or to delay or otherwise directly or indirectly to restrain or prohibit, the consummation of the Merger, or seeking to obtain material damages in connection with the Merger, (ii) seeking to prohibit direct or indirect ownership or operation by Parent of all or a material portion of the business or assets of the Company and the Subsidiaries or of Parent and its subsidiaries, or to compel Parent or any of its subsidiaries or the Company or any of the Subsidiaries to dispose of or to hold separately all or a material portion of the business or assets of Parent and its subsidiaries or of the Company and the Subsidiaries, as a result of the Merger, (iii) seeking to impose or confirm limitations on the ability of Parent effectively to exercise directly or indirectly full rights of ownership of any shares of Company Common Stock on all matters properly presented to the Company's shareholders, (iv) seeking to require direct or indirect divestiture by Parent of any shares of Company Common Stock or any shares of the Surviving Corporation to be issued in the Merger, (v) seeking or causing any material diminution in the direct or indirect benefits expected to be derived by Parent a result of the transactions contemplated by this Agreement, (vi) invalidating or rendering unenforceable any material provision of this Agreement (including without limitation any of the exhibits or attachments hereto) or the Letter of Intent, (vii) which otherwise might materially adversely affect the Company and the Subsidiaries or Parent and its subsidiaries, or (viii) otherwise relating to the Letter of Intent or the Merger;

          (f) there shall not be any action taken, or any injunction issued, or any order, statute, rule or regulation proposed, enacted, promulgated, issued or deemed applicable to the Merger by any federal, state or foreign court, government or governmental authority or agency, which may, directly or indirectly, result in any of the consequences referred to in (e) above;

          (g) there shall not have occurred (i) any general suspension of, or limitation on prices for, trading in securities on the Nasdaq National Market, (ii) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States or any limitation by United States authorities on the extension of credit by lending institutions, (iii) a commencement of war, armed hostilities or other international or national calamity directly or indirectly involving the United States, (iv) any limitation by any governmental authority on, or any other event which, in the sole judgment of Parent, might affect the extension of credit by banks or other lending institutions in the United States, or (v) in the case of any of the foregoing existing at the date hereof, a material acceleration or worsening thereof;

          (h) the Company and its Subsidiaries shall have obtained each consent and approval necessary in order that the Merger and the transactions contemplated herein not constitute a breach or violation of, or result in a right of termination or acceleration or any encumbrance on any of the Company's or the Subsidiaries' assets pursuant to the provisions of, any agreement, arrangement or understanding or any license, franchise or permit;

          (i) there shall have been no damage, destruction or loss of or to any property or properties owned or used by the Company or any of the Subsidiaries, whether or not covered by insurance, which in the aggregate has a material adverse effect on the Company and the Subsidiaries, taken as a whole;

          (j) the principal terms of this Agreement and the Merger shall have been approved and adopted by the Company's shareholders in accordance with all applicable laws and regulations and the Company's Articles of Incorporation and Bylaws;

          (k) no party hereto shall have terminated this Agreement as permitted herein;

          (l) Parent shall have completed its due diligence review of the Company and its business, including but not limited to, the matters set forth on the Company Disclosure Schedules, and shall in all respects be satisfied (in its sole and absolute discretion) with the findings and results thereof; and

          (m) The Board of Directors of each of the Company and Parent shall have approved this Agreement and the transactions contemplated hereby.

     6.2 ADDITIONAL CONDITIONS TO OBLIGATION OF THE COMPANY. The obligation of the Company to effect the Merger is also subject to the following conditions:

          (a) the representations and warranties of Parent and the Merger Sub set forth in Article 2 shall be true and correct in all material respects as of the Effective Time as if made at and as of the Effective Time, and each of Parent and the Merger Sub shall in all material respects have performed each obligation and agreement and complied with each covenant to be performed and complied with by it hereunder at or prior to the Effective Time. A representation or warranty that is expressly subject to a materiality limitation shall not be subject to a further materiality limitation as a result of the use of the phrase "in all material respects" in the preceding sentence;

          (b) Parent shall have furnished to the Company a certificate in which Parent shall certify that Parent has no reason to believe that the conditions set forth in Section 6.2(a) have not been fulfilled;

          (c) Parent shall have furnished to the Company (i) a copy of the text of the resolutions by which the corporate action on the part of Parent and the Merger Sub necessary to approve this Agreement and the Merger were taken, (iii) certificates executed on behalf of Parent and the Merger Sub by their respective corporate secretaries or one of their respective assistant corporate secretaries certifying to the Company, in each case, that such copy is a true, correct and complete copy of such resolutions and that such resolutions were duly adopted and have not been amended or rescinded, and (iii) an incumbency certificate executed on behalf of Parent and the Merger Sub by their respective corporate secretaries or one of their respective assistant corporate secretaries certifying, in each case, the signature and office of each officer executing this Agreement or any other agreement, certificate or other instrument executed pursuant hereto;

          (d) the Company shall have received a letter addressed to the Company from Squire, Sanders & Dempsey L.L.P. based on customary reliance and subject to customary qualifications, to the effect that:

                  (i) Each of Parent and the Merger Sub is a corporation validly existing and in good standing under the laws of the State of Delaware.

                  (ii) Parent has the corporate power to consummate the transactions on its part contemplated by this Agreement. Parent has duly taken all requisite corporate action to authorize this Agreement; and this Agreement has been duly executed and delivered by Parent and constitutes the valid and binding obligation of Parent.

                  (iii) The Merger Sub has the corporate power to consummate the transactions on its part contemplated by this Agreement. The Merger Sub has duly taken all requisite corporate action to authorize this Agreement and the articles of merger contemplated in Section 1.3; and this Agreement and such articles of merger have been duly executed and delivered by the Merger Sub and constitute valid and binding obligations of the Merger Sub.

            (e) the Company shall not have discovered any fact or circumstance existing as of the date of this Agreement which has not been publicly disclosed by Parent as of the date of this Agreement regarding the business, assets, properties, condition (financial or otherwise), results of operations or prospects of Parent and its subsidiaries which is, individually or in the aggregate with other such facts and circumstances, materially adverse to Parent and its subsidiaries taken as a whole, or to the value of the shares of Parent Class A Common Stock.

            (f) The holders of all of the shares of convertible preferred stock of the Company shall have agreed to convert such stock into Company Common Stock and to waive any unpaid dividends effective at or prior to the Effective Time.

            (g) Nations Bank, the provider of the Company's line of credit, shall have consented to the Merger.

     6.3 ADDITIONAL CONDITIONS TO OBLIGATIONS OF PARENT AND THE MERGER SUB. The obligations of Parent and the Merger Sub to effect the Merger are also subject to the following conditions:

            (a) the  representations  and warranties of the Company set forth in
      Article 3 of this Agreement shall be true and correct in all material respects as of the Effective Time as if made at and as of the Effective Time, and the Company shall in all material respects have performed each obligation and agreement and complied with each covenant to be performed and complied with by it hereunder at or prior to the Effective Time. A representation or warranty that is expressly subject to a materiality limitation shall not be subject to a further materiality limitation as a result of the use of the phrase "in all material respects" in the preceding sentence;

            (b) the Company shall have furnished to Parent a certificate, executed by an appropriate executive officer, certifying that (A) an appropriate inquiry has been made of the executive officers and employees of the Company and the Subsidiaries, and after completion of such inquiry, neither the Company nor any of the Subsidiaries nor any of the individuals executing such certificate has any reason to believe that the conditions set forth in Section 6.3(a) have not been fulfilled, and (B) the representations and warranties made by the Company in this Agreement are true and correct as of the Effective Time and that the Company has complied with all of the covenants of the Company set forth in this Agreement;

            (c) the Company shall have furnished to Parent (i) a copy of the text of the resolutions by which the board of Directors and shareholders of the Company approved this Agreement (including, without limitation, the plan of merger contained herein) and the Merger; (ii) a certificate executed on behalf of the Company by its corporate secretary certifying to Parent that such copy is a true, correct and complete copy of such resolutions and that such resolutions were duly adopted and have not been amended or rescinded; and (iii) an incumbency certificate executed on behalf of the Company by its corporate secretary certifying the signature and office of each officer executing this Agreement or any other agreement, certificate or other instrument executed pursuant hereto;

            (d) Parent shall have received a letter addressed to Parent from the law firm of Gray, Harris and Robinson, Professional Association, based on customary reliance and subject to customary qualifications, to the effect that:

                  (i) The Company is a corporation validly existing with the corporate authority to own, pledge, mortgage and operate its properties, to lease any properties it operates under lease, to conduct its business as it is presently conducted and is in good standing under the laws of the State of Delaware.

                  (ii) The authorized capital of the Company consists of shares of capital stock, designated "Common Stock," having a par value of $.01 per share, of which the number of shares indicated in such letter are outstanding, all of which were duly authorized, validly issued, fully paid and non-assessable, with no personal liability attaching to the ownership thereof, and have not been issued in violation of any preemptive rights under Delaware Law or any Material Contract.

                  (iii) Each  of  the  Subsidiaries  is  a  corporation  validly existing and in good standing under the laws of its jurisdiction if incorporation.

                  (iv) The Company owns all of the outstanding capital stock of each of the Subsidiaries, free and clear of any lien, claim or encumbrance.

                  (v) The Company has the corporate power to consummate the transactions on its part contemplated by this Agreement; the Company has duly taken all requisite corporate action to authorize this Agreement and each document constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, and the articles of merger contemplated in Section 1.3; and this Agreement and such articles of merger have been duly executed and delivered by the Company and constitute valid and binding obligations of the Company.

                  (vi) No actions are required to be taken in order to make the Merger effective which have not been taken on or prior to the delivery of such letter except the delivery of the articles of merger contemplated in Section 1.3 to the Secretary of State of the State of Delaware in accordance with Delaware Law.

                  (vii) Neither  the  execution  and  delivery by the Company of this Agreement, nor the consummation by the Company of the transactions contemplated hereby (a) violates or contravenes any of the Company's organizational documents; (b) violates or contravenes any applicable law; (c) violates or contravenes any order, writ, injunction or decree of any court or governmental instrumentality; (d) results in the breach of, or constitutes a default under, or requires any consent under, any Material Contract; (e) results in the creation or imposition of any lien, mortgage, security interest, charge or encumbrance under any Material Contract; or (f) except to the extent already obtained, requires the consent or approval of, or any filing or registration with, the Shareholders or any Governmental Authority.

                 (viii) There are no judgments,  orders,  injunctions,  or other restraints issued or filed against the Company, nor is there any pending or threatened litigation, arbitration proceeding or governmental or administrative proceedings against or involving the Company.

                  (ix) The Company is not an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended (the "1940 ACT") nor is the Company "controlled" by such a company, within the meaning of the 1940 Act.

                  (x) The Company is not a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company" within the meaning of The Public Utility Holding Company Act of 1935, as amended;

          (e) Parent shall not have discovered any fact or circumstance existing as of the date of this Agreement which has not been disclosed in writing to Parent by the Company as of the date of this Agreement regarding the business, assets, properties, condition (financial or otherwise), results of operations or prospects of the Company and the Subsidiaries which is, individually or in the aggregate with other such facts and circumstances, materially adverse to the Company and the Subsidiaries taken as a whole, or to the value of the shares of Company Common Stock;

          (f) Parent shall have entered into an Employment Agreement with each of Dr. Jean-Luc Nogues and Todd Childress;

          (g) the Company shall not have received written objections to the Merger pursuant to applicable Delaware Law covering more than 5% of the shares of Company Common Stock outstanding immediately prior to the Effective Time; and

          (h) on the Closing Date, the Board of Directors of Parent shall have received from Carmichael & Company LLC a written update, dated as of such date, confirming that, from a financial point of view, the consideration to be offered to the Shareholders of the Company in the Merger contemplated hereby is fair to Parent.

                                    ARTICLE 7

                        TERMINATION, AMENDMENT AND WAIVER

     7.1 TERMINATION. Subject to the provisions hereof, this Agreement may be terminated prior to the Effective Time:

          (a) by Parent, if there has been a material breach by the Company or any of the Designated Persons of any covenant or agreement of the Company or any of the Designated Persons set forth in this Agreement or in any other agreement or instrument delivered to Parent, which breach has not been cured within 30 days of the date on which written notice of such breach was first given to the Company or which is not capable of being cured by the Scheduled Closing Time;

          (b) by the Company, if there has been a material breach by Parent of any covenant or agreement of Parent in this Agreement, which breach has not been cured within 30 days of the date on which written notice of such breach was first given to Parent or which is not capable of being cured by the Scheduled Closing Time;

          (c) by Parent, if Parent reasonably determines that the timely satisfaction of any condition set forth in Section 6.1 or 6.3 by the Scheduled Closing Time has become impossible (other than as a result of any failure on the part of Parent or Merger Sub to comply with or perform any covenant or obligation of Parent or Merger Sub set forth in this Agreement);

          (d) by the Company, if the Company reasonably determines that the timely satisfaction of any condition set forth in Section 6.1 or 6.2 by the Scheduled Closing Time has become impossible (other than as a result of any failure on the part of the Company or any of the Designated Persons to comply with or perform any covenant or obligation set forth in this Agreement or in any other agreement or instrument delivered to Parent);

          (e) by Parent, at or after the Scheduled Closing Time, if any condition set forth in Section 6.1 or 6.3 has not been satisfied by the Scheduled Closing Time (other than as a result of any failure on the part of Parent or Merger Sub to comply with or perform any covenant or obligation of Parent or Merger Sub set forth in this Agreement);

          (f) by the Company, at or after the Scheduled Closing Time, if any condition set forth in Section 6.1 or 6.2 has not been satisfied by the Scheduled Closing Time (other than as a result of any failure on the part of the Company or any of the Designated Persons to comply with or perform any covenant or obligation set forth in this Agreement or in any other agreement or instrument delivered to Parent);

          (g) by Parent, if the Closing has not taken place on or before the Final Date (other than as a result of any failure on the part of Parent to comply with or perform any covenant or obligation of Parent set forth in this Agreement);

          (h) by the Company, if the Closing has not taken place on or before the Final Date (other than as a failure on the part of the Company or any of the Designated Persons to comply with or perform any covenant or obligation set forth in this Agreement or in any other agreement or instrument delivered to Parent); or

          (i) by the mutual consent of Parent and the Company.

          (j) by Parent, if the Recalculation Price shall have decreased by an amount greater than thirty percent (30%) as compared to the Execution Price; or

          (k) by Parent, if the Board of Directors of Parent or the Company shall have failed to approve the transactions contemplated hereby or if Parent shall have made the determination (in its sole and absolute discretion) that the findings and results of its due diligence investigation are unsatisfactory.

     As used herein, the Final Date shall be September 30, 2000, except that if a temporary, preliminary or permanent injunction or other order by any Federal or state court that would prohibit or otherwise restrain consummation of the Merger shall have been issued and shall remain in effect on September 30, 2000, and such injunction shall not have become final and nonappealable, either party, by giving the other written notice thereof on or prior to September 30, 2000, may extend the time for consummation of the Merger up to and including the earlier of the date such injunction shall become final and nonappealable or October 31, 2000, so long as such party shall, at its own expense, use its best efforts to have such injunction dissolved.

     7.2 TERMINATION PROCEDURES. If Parent wishes to terminate this Agreement pursuant to Section 7.1(a), Section 7.1(c), Section 7.1(e) or Section 7.1(g), Parent shall deliver to the Company a written notice stating that Parent is terminating this Agreement and setting forth a brief description of the basis on which Parent is terminating this Agreement. If the Company wishes to terminate this Agreement pursuant to Section 7.1(b), Section 7.1(d), Section 7.1(f) or
Section 7.1(h), the Company shall deliver to Parent a written notice stating that the Company is terminating this Agreement and setting forth a brief description of the basis on which the Company is terminating this Agreement.

     7.3 EFFECT OF  TERMINATION.  If this  Agreement is  terminated  pursuant to
Section 7.1, all further obligations of the parties under this Agreement shall terminate. If this Agreement is terminated pursuant to Section 7.1 as a result of the inaccuracy of any representation or warranty of Parent or the Merger Sub set forth in Article 2 or the inaccuracy of any representation or warranty of the Company set forth in Article 3, the party making such inaccurate representation or warranty shall be subject to liability for the termination of this Agreement as a result thereof only if and to the extent that any Responsible Officer (as defined below) of such party had actual knowledge of such inaccuracy. For purposes hereof, "Responsible Officer" of any party shall mean the chairman of the board of directors, the chief executive officer, the chief operating officer, the chief financial officer, any executive vice president, the treasurer or the secretary of such party.

                                    ARTICLE 8

                               GENERAL PROVISIONS

     8.1 AMENDMENT. This Agreement may not be amended except by an instrument in writing approved by the parties to this Agreement and signed on behalf of each of the parties hereto; provided, however, that, after approval of the Merger by the shareholders of the Company, no amendment may be made which changes the amount into which each share of Company Common Stock will be converted in the Merger or effects any change which would materially and adversely affect the shareholders of the Company without the further approval of the shareholders of the Company.

     8.2 WAIVER.  At any time prior to the Effective  Time, any party hereto may
(a) extend the time for the performance of any of the obligations or other acts of any other party hereto or (b) waive compliance with any of the agreement of any other party or with any conditions to its own obligations, in each case only to the extent such obligations, agreements and conditions are intended for its benefit. No failure on the part of any party hereto to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any party hereto in exercising any power, right, privilege or remedy under this agreement, shall operate as a waiver of such power, right, privilege or remedy, and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or future exercise thereof or of any other power, right, privilege or remedy. No party hereto shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such party, and any such waiver shall not be applicable or have any effect except in the specific instance in which it was given.

     8.3 PUBLIC STATEMENTS. Except as required by applicable law, no party shall make any public announcement or statement with respect to the Merger, this Agreement or any related transaction without the approval of the other parties, which approval will not be unreasonably withheld. Moreover, each party agrees to consult with the other parties prior to issuing any such public announcement or statement.

     8.4 NOTICES. All notices and other communications hereunder shall be in writing and shall be sufficiently given if made by hand delivery, by telex, by telecopier, or by registered or certified mail (postage prepaid and return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by it by like notice):

     If to Parent or
       the Merger Sub:       LightPath Technologies, Inc.
                             6820 Academy Parkway East, N.E.
                             Albuquerque, New Mexico 87109
                             Telecopy: (505) 342-1115
                             Attn.: Chief Executive Officer

     With a copy to:         Squire, Sanders & Dempsey L.L.P.
                             40 N. Central Avenue
                             Phoenix, Arizona  85004
                             Telecopy: (602) 253-8129
                             Attn.: Joseph M. Crabb, Esq.

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
     If to the Company:      Geltech, Inc.
                             3267 Progress Drive
                             Orlando, Florida 32826
                             Telecopy: (407) 382-4007
                             Attn.: Chief Executive Officer

     With a copy to:         Gray, Harris and Robinson, Professional Association
                             201 East Pine Street, Suite 1200
                             Orlando, Florida  32802
                             Telecopy: (407) 244-5690
                             Attn: William A. Grimm

     All such notices and other communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if delivered by mail; when answered back, if telexed; and when receipt acknowledged, if telecopied.

     8.5 INTERPRETATION. When a reference is made in this Agreement to subsidiaries of Parent, the word "subsidiary" means any "majority-owned subsidiary"  (as  defined  in Rule  12b-2  under the  Exchange  Act) of  Parent;
provided, however, that the Company shall in no event and at no time be considered a subsidiary of Parent for purposes of this Agreement. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. References to Sections and Articles refer to sections and articles of this Agreement unless otherwise stated. Words such as "herein," "hereinafter," "hereof," "hereto," "hereby" and "hereunder," and words of like import, unless the context requires otherwise, refer to this Agreement (including the exhibits and attachments hereto). As used in this Agreement, the masculine, feminine and neuter genders shall be deemed to include the others if the context requires.

     8.6 SEVERABILITY. If term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants, and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated and the parties shall negotiate in good faith to modify this Agreement to preserve each party's anticipated benefits under this Agreement.

     8.7 MISCELLANEOUS. This Agreement (together with all other documents and instruments referred to herein): (a) constitutes the entire agreement, and supersedes all other prior agreements and undertakings, both written and oral, among the parties, with respect to the subject matter hereof; (b) is not intended to confer upon any other person any rights or remedies hereunder; (c) shall not be assigned by operation of law or otherwise, except that Parent and the Merger Sub may assign all or any portion of their rights under this Agreement to any wholly owned subsidiary, but no such assignment shall relieve Parent and the Merger Sub of their obligations hereunder, and except that this Agreement may be assigned by operation of law to any corporation with or into which Parent may be merged; and (d) shall be governed in all respects, including validity, interpretation and effect, by the internal laws of the State of Delaware, without giving effect to any principles of conflict of laws or choice of law; provided, however, that the Letter of Intent shall remain in full force and effect notwithstanding the execution and delivery of this Agreement and nothing in this Agreement shall supersede any of the provisions of the Letter of Intent. This Agreement may be executed in two or more counterparts which together shall constitute a single agreement.

     8.8 NON-SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of the parties set forth herein shall terminate as of the Effective Time. Notwithstanding this provision, nothing in this Section 8.8 shall prohibit the Company or any shareholder of the Company from obtaining a remedy if applicable securities laws have been violated by the Parent in the issuance of the Share Consideration to the Company's shareholders pursuant to this Agreement.

     8.9 ENTIRE AGREEMENT; NO THIRD PARTY BENEFICIARIES; RIGHTS OF OWNERSHIP. This Agreement (including the documents and the instruments referred to herein)
(a) constitutes the entire agreement among the parties and supercedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, other than the confidentiality provision of the Letter of Intent, which should survive the execution and delivery of this Agreement and (b) except as provided in Sections 5.13 and 5.15, is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder. The parties acknowledge that no party shall have the right to acquire or shall be deemed to have acquired shares of common stock of the other party pursuant to the Merger until consummation thereof.

     8.10 FAX SIGNATURES This Agreement and any other document or instrument relating hereto may be executed by a party's signature transmitted by facsimile ("fax"), and copies of this Agreement and any such document or instrument executed and delivered by means of faxed signatures shall have the same force and effect as copies hereof executed and delivered with original signatures. All parties hereto may rely upon faxed signatures as if such signatures were originals. Any party executing and delivering this Agreement and any such document or instrument by fax shall promptly thereafter deliver a counterpart signature page of this Agreement and the fully executed original or counterpart original of any such document or instrument containing said party's original signature. All parties hereto agree that a faxed signature may be introduced into evidence in any proceeding arising out of or related to this Agreement or any such document or instrument as if it were an original signature.

               [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

                                MERGER AGREEMENT


                                 SIGNATURE PAGE


     IN WITNESS WHEREOF, Parent, the Merger Sub and the Company have caused this Agreement to be executed on the date first written above by their respective officers thereunder duly authorized.

                                        LIGHTPATH TECHNOLOGIES, INC.


                                        By: /s/ Donald E. Lawson
                                            ------------------------------------
                                        Name: Donald E. Lawson
                                        Title: President and Chief Executive
                                               Officer


                                        LPI TWO MERGER CORPORATION


                                        By: /s/ Donald E. Lawson
                                            ------------------------------------
                                        Name: Donald E. Lawson
                                        Title: President


                                        GELTECH, INC.


                                        By: /s/ D. Todd Childress
                                            ------------------------------------
                                        Name: D. Todd Childress
                                        Title: Chief Financial Officer and
                                               Secretary

                                        By: /s/ Jean-Luc Nogues
                                            ------------------------------------
                                        Name: Jean-Luc Nogues
                                        Title: Chief Operating Officer